UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No.   )
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SEAGATE TECHNOLOGY

NOTICE OF 2007 ANNUAL GENERAL MEETING OF SHAREHOLDERS
To Be Held On October 25, 2007

Notice is hereby given that the 2007 Annual General Meeting of Shareholders of Seagate Technology, an exempted company incorporated with limited liability under the laws of the Cayman Islands, will be held at the Hilton Santa Cruz/Scotts Valley, 6001 La Madrona Drive, Santa Cruz, California 95060 on Thursday, October 25, 2007 at 10:00 am Pacific Daylight Time, to consider and vote upon the following items:

(1) the election of 11 directors for terms expiring at the 2008 Annual General Meeting of Shareholders and until their successors are elected;

(2) the approval of amendments to the 2004 Stock Compensation Plan;

(3) the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of Seagate Technology for the fiscal year ending June 27, 2008; and

(4) the transaction of any other business that may properly come before the meeting and any adjournment or postponement of the meeting.

Seagate Technology’s Board of Directors has set August 31, 2007 as the record date for the 2007 Annual General Meeting. Only registered holders of Seagate Technology’s common shares at the close of business on that date are entitled to receive notice of the meeting and to attend and vote at the meeting.

Any shareholder entitled to attend and vote at the meeting is entitled to appoint a proxy to attend and vote on such shareholder’s behalf. Such proxy need not be a holder of Seagate Technology’s common shares.

This Proxy Statement and the accompanying proxy card are first being mailed to shareholders on or about September 24, 2007.

THE PRESENCE AT THE MEETING, IN PERSON OR BY PROXY, OF ONE OR MORE SHAREHOLDERS WHO HOLD SHARES REPRESENTING NOT LESS THAN A MAJORITY OF THE ISSUED AND OUTSTANDING SHARES ENTITLED TO VOTE AT THE MEETING SHALL CONSTITUTE A QUORUM. A PROXY CARD ACCOMPANIES THIS PROXY STATEMENT. IT IS IMPORTANT THAT YOUR SHARES BE VOTED AT THE MEETING. EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE.

By order of the Board of Directors,

William L. Hudson
Executive Vice President, General
Counsel and Corporate Secretary

September 21, 2007

PROXY STATEMENT
FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS
OCTOBER 25, 2007

GENERAL INFORMATION

The Board of Directors (or “Board”) of Seagate Technology, an exempted company incorporated with limited liability under the laws of the Cayman Islands, is soliciting your proxy for use at the 2007 Annual General Meeting of shareholders, which we refer to as the Annual General Meeting, to be held on October 25, 2007, and at any postponement or adjournment of the meeting. These proxy materials are first being mailed to shareholders on or about September 24, 2007. Our registered office is located in the Cayman Islands at P.O. Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands. Seagate Technology’s telephone number at that address is (345) 949-8066. Our U.S. executive offices are located at 920 Disc Drive, Scotts Valley, California 95066 and our telephone number at this address is (831) 438-6550. Our website address is www.seagate.com. Information contained on, or accessible through, our website is not a part of this Proxy Statement.

References in this Proxy Statement to “we”, “our”, “Seagate”, “us” and “the company” are to Seagate Technology.

Date, Time and Place.  We will hold the Annual General Meeting at the Hilton Santa Cruz/Scotts Valley, 6001 La Madrona Drive, Santa Cruz, California 95060, on Thursday, October 25, 2007 at 10:00 am Pacific Daylight Time, subject to any adjournments or postponements.

Who Can Vote; Votes Per Share.  Our only outstanding class of voting securities is our common shares, par value $0.00001 per share. All persons who are registered holders of our common shares at the close of business on August 31, 2007, the record date for the Annual General Meeting, will be entitled to notice of, and to vote at, the Annual General Meeting. As of the close of business on the record date there were 529,609,866 outstanding common shares held by 2,236 shareholders of record.

These shareholders will be entitled to one vote per common share on all matters submitted to a vote of shareholders, so long as those shares are represented at the Annual General Meeting in person or by proxy. Your shares will be represented if you attend and vote at the Annual General Meeting or if you submit a proxy. Under Cayman Islands law, holders of our common shares do not have appraisal rights with respect to matters to be voted on at the Annual General Meeting.

How to Vote; Submitting Your Proxy.  If you are a shareholder of record, you may vote your shares either by voting in person at the Annual General Meeting or by submitting a completed proxy. By completing and submitting the enclosed proxy, you are legally designating Donald E. Kiernan, Stephen J. Luczo and William D. Watkins to vote your shares in accordance with the instructions you have indicated on the proxy.

If you appoint the individuals named in the enclosed proxy card as your proxies but do not indicate how your shares are to be voted, then your shares will be voted “FOR” the election of all nominees for director named in Proposal 1, and “FOR” Proposals 2 and 3. In addition, if any matters other than the proposals contained in this Proxy Statement are properly brought up at the Annual General Meeting, then the proxies will have the authority to vote your shares on those matters in accordance with their discretion and judgment if we did not receive notice of such matters by August 22, 2007. We do not presently know of any other business that may come before the Annual General Meeting.

Shares Registered Directly in the Name of the Shareholder

If you hold shares of our common stock registered directly in your name in our register of shareholders, you may submit your proxy by mailing your signed proxy card to us. Specific instructions to be followed by registered shareholders are set forth on the enclosed proxy card.

Shares Registered in the Name of a Nominee

If your shares are held not in your name but in the “street name” of a bank, broker or other holder of record (a “nominee”), then your name will not appear in our register of shareholders and the nominee will be entitled to vote your shares. In order to be admitted to the Annual General Meeting, you must bring a letter or account statement showing that you beneficially own the shares held by the nominee. Even if you attend the Annual General Meeting, you will not be able to vote the shares that you hold in street name. Rather, you should instruct your nominee how to vote those shares on your behalf. Most beneficial owners whose shares are held in the “street name” of a nominee receive instructions for granting proxies from their banks, brokers or other agents, rather than from a company’s proxy card.

A number of brokerage firms and banks participate in a program that offers the ability to grant proxies to vote shares by means of the telephone and Internet. If your shares are held in an account at a brokerage firm or bank participating in such a program, you may grant a proxy to vote those shares by calling the telephone number that appears on the voting instruction form, or through the Internet in accordance with the instructions set forth on the voting instruction form, that you receive from your broker or bank. Votes submitted by telephone or Internet through such a program must be received by 11:59 p.m. Eastern Daylight Time on October 24, 2007.

Revoking Your Proxy.  You may revoke your proxy at any time before it is voted at the Annual General Meeting, by: (1) sending a signed revocation thereof to Seagate Technology at 920 Disc Drive, Scotts Valley, California 95066, Attention: Corporate Secretary, which we must receive at least one hour prior to the start of the Annual General Meeting; (2) signing, dating and mailing a new and different proxy card, which we must receive by 5:00 p.m., Pacific Daylight Time, on October 24, 2007; or (3) voting your shares in person at the meeting, if you are a shareholder of record. If your shares are registered in the name of a nominee and you submit your proxy by telephone or over the Internet, you may revoke your proxy only by submitting new voting instructions by telephone or Internet, as applicable, which must be received by 11:59 p.m. Eastern Daylight Time on October 24, 2007. Attending the Annual General Meeting alone will not revoke your proxy.

Proxy Solicitation.  We will bear all costs and expenses of soliciting proxies from shareholders. Following the original mailing of the proxies and other soliciting materials, directors, officers and selected other Seagate Technology employees and our agents, acting without special compensation, may also solicit proxies by telephone, facsimile, or e-mail or in person. We have retained a proxy solicitation firm, Morrow & Co., to aid us in the solicitation process. We will pay Marrow & Co. a fee of approximately $8,000 plus expenses. After the original mailing of the proxies and other soliciting materials, Seagate will request brokers, custodians, nominees, fiduciaries and other record holders to forward copies of the proxy and soliciting materials to beneficial owners and request authority for the exercise of proxies. In such cases, upon request, we will reimburse such holders for their reasonable out-of-pocket expenses incurred in connection with the solicitation. If you choose to access the proxy materials and/or vote over the Internet, you are responsible for any Internet access charges you may incur.

Quorum, Voting Requirements and Broker Non-Votes.  In order to establish a quorum at the Annual General Meeting, there must be one or more shareholders present at the meeting, either in person or by proxy, holding shares representing not less than a majority of our issued and outstanding shares entitled to vote at the meeting. For purposes of determining a quorum, abstentions and broker “non-votes” are counted as represented.

Under the rules that govern brokers who are record owners of shares that are held in brokerage accounts for the beneficial owners of the shares, brokers who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on routine matters but have no discretion to vote such uninstructed shares on non-routine matters. A “non-vote” occurs when a nominee (such as a broker) holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that proposal and has not received instructions from the beneficial owner on how to vote those shares. The proposals to be voted on at the Annual General Meeting are all considered routine matters and may be voted by nominees on behalf of a beneficial owner.

With respect to Proposal 1, the affirmative vote of a majority of all the votes cast by holders of common shares represented in person or by proxy at the Annual General Meeting is necessary to approve the election of each of the director nominees. Any incumbent director who is not elected by a majority of the votes cast will continue as a “holdover” director under our Third Amended and Restated Articles of Association until his or her successor has been elected. Proposals 2 and 3 require the affirmative vote of a majority of all the votes cast by holders of common shares represented in person or by proxy at the Annual General Meeting in order to be approved.

Abstentions are not counted (except for quorum purposes) and will have no effect on the result of the vote on any proposal.

Voting Procedures and Tabulation.  We have appointed a representative of Computershare Trust Company as the inspector of elections to act at the Annual General Meeting and to make a written report thereof. Prior to the Annual General Meeting, the inspector will sign an oath to perform his or her duties in an impartial manner and according to the best of his or her ability. The inspector will ascertain the number of common shares outstanding and the voting power of each, determine the common shares represented at the Annual General Meeting and the validity of proxies and ballots, count all votes and ballots, and perform certain other duties. The determination of the inspector as to the validity of proxies will be final and binding.

PROPOSAL 1 — ELECTION OF DIRECTORS

Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated 11 nominees for election at the 2007 Annual General Meeting. Our Board’s nominees are Messrs. Watkins, Luczo, Biondi, Bradley, Davidson, Kiernan, Marquardt, Ms. Marshall, Dr. Park, and Messrs. Reyes and Thompson.

Each of the Board’s nominees is currently serving as a director of Seagate Technology.

Under our Third Amended and Restated Articles of Association, the Board may have any number of members up to 15. However, the Board has determined that, for the time being, the number of directors constituting the full Board shall be 11 members. The holders of common shares, voting as a class, have the right to elect all 11 members to the Board to serve until the 2008 Annual General Meeting of Shareholders and until their respective successors are elected.

It is currently anticipated that each of the nominees will be willing and able to serve as directors. However, if any nominee becomes unwilling or unable to serve as a director, then the Board will either propose a substitute nominee, and the individuals designated as your proxies will vote on the appointment of the proposed nominee, or determine to reduce the size of the Board.

Director changes in fiscal year 2007

During fiscal year 2007, we had two changes to our Board. Glenn H. Hutchins did not stand for reelection at the Annual General Meeting of Shareholders in October 2006, and Michael R. Cannon resigned from the Board and the Nominating and Corporate Governance Committee effective February 22, 2007.

Nominees for Election as Directors

Detailed information about our director nominees is provided below. There is no family relationship between any of the nominees, directors or our executive officers nor are any of our directors party to any legal proceedings adverse to us.

William D. Watkins 54 years old Director since November 2000	Mr. Watkins, our Chief Executive Officer (“CEO”) and one of our directors, joined us in February 1996, upon our merger with Conner Peripherals, Inc. as Executive Vice President of our Recording Media Group. In October 1997, Mr. Watkins took on additional responsibility as Executive Vice President of the Disc Drive Operations, and in August 1998, he was appointed to the position of Chief Operating Officer, with responsibility for our disc drive manufacturing, recording media and head operations and product development. In June 2000, he was appointed to the position of President, and in November 2000, he became a member of our Board. In April 2004, Mr. Watkins relinquished the title of Chief Operating Officer and he was appointed as our Chief Executive Officer effective July 3, 2004. On September 8, 2006, he relinquished the title of President. Prior to joining us, he was President and General Manager of the Disk Division at Conner Peripherals, Inc., an information storage solutions company, from January 1990 until December 1992. In January 1993, Mr. Watkins became President of Heads & Media Manufacturing Operations at Conner Peripherals, Inc.
Stephen J. Luczo 50 years old Director since November 2000	Mr. Luczo serves as the Chairman of the Board, a position he has held since June 2002. Mr. Luczo joined us in October 1993 as Senior Vice President of Corporate Development. In September 1997, Mr. Luczo was promoted to the position of President and Chief Operating Officer of our predecessor, Seagate Technology, Inc. and, in July 1998, he was promoted to Chief Executive Officer. Mr. Luczo resigned as our Chief Executive Officer effective as of July 3, 2004, but retained his position as Chairman of the Board. He became the non-employee Chairman of the Board in October 2006. Prior to joining us, Mr. Luczo was Senior Managing Director of the Global Technology Group of Bear, Stearns & Co. Inc., an investment banking firm, from February 1992 to October 1993.
Frank J. Biondi, Jr. 62 years old Director since December 2005	Mr. Biondi became a member of our Board in December 2005. Mr. Biondi is Senior Managing Director of WaterView Advisors LLC, a private equity fund specializing in media, a position he has held since June 1999. He was Chairman and Chief Executive Officer of Universal Studios from April 1996 through November 1998. Mr. Biondi previously served as President and Chief Executive Officer of Viacom, Inc. from July 1987 through January 1996, and was a member of the Viacom Board of Directors. Prior to joining Viacom, Mr. Biondi was Chairman and Chief Executive Officer of Coca-Cola Television from November 1986. In addition, he was Executive Vice President of the Entertainment Business Sector of the Coca-Cola Company, and of its predecessor company, Columbia Pictures Industries, Inc., from January 1985 to July 1987. Mr. Biondi currently serves on the Boards of Directors of The Bank of New York Mellon, Amgen, Inc., Hasbro, Inc., Harrah’s Entertainment, Inc. and Cablevision Systems. He is a founding member of the University of Southern California’s Board of Councilors of the School of Cinema-Television and is on the Board of Advisors for The Annenberg School for Communication at the University.

William W. Bradley 64 years old Director since July 2003	Senator Bradley became a member of our Board in July 2003. Senator Bradley is a Managing Director of Allen & Company LLC, a position he has held since November 2000. Senator Bradley served as chief outside advisor to McKinsey & Company’s non-profit practice from 2001 to 2004. From 1997 to 1999, he was a Senior Advisor and Vice Chairman of the International Council of J.P. Morgan & Co., Inc. During that time, he also served as an essayist for CBS evening news and was a visiting professor at Stanford University, the University of Notre Dame and the University of Maryland. Senator Bradley served in the U.S. Senate from 1979 to 1997, representing the State of New Jersey. In 2000, he was a candidate for the Democratic nomination for President of the United States. He is also a member of the Boards of Directors of Starbucks Corporation, Willis Group Holdings, Limited and other private companies.
James A. Davidson 48 years old Director since November 2000	Mr. Davidson became a member of our Board in November 2000. Mr. Davidson is a managing director of Silver Lake Partners, a private equity investment firm he co-founded in 1999. From June 1990 to November 1998, Mr. Davidson was an investment banker with Hambrecht & Quist LLC, most recently serving as a Managing Director and Head of Technology Investment Banking. He is also a member of the Boards of Directors of Flextronics International Ltd., Network General Corporation, Avago Technologies Ltd., and other private and non-profit entities.
Donald E. Kiernan 66 years old Director since April 2003	Mr. Kiernan became a member of our Board in April 2003. Mr. Kiernan is the retired Senior Executive Vice President and Chief Financial Officer of SBC Communications, where he served for 11 years until his retirement in 2001 and was responsible for all of SBC’s financial affairs. Prior to joining SBC, Mr. Kiernan was a partner with Arthur Young & Co., the predecessor of Ernst & Young LLP, where he held several positions over his 20-year tenure, including head of the firm’s management consulting practice in Florida and both Audit-Coordinating Partner and Managing Partner of the firm’s St. Louis office. Mr. Kiernan is also a member of the Boards of Directors of LaBranche and Company, Inc., Health Management Associates, Inc., and Money Gram International.
David F. Marquardt 58 years old Director since November 2000	Mr. Marquardt became a member of our Board in November 2000. Mr. Marquardt is a founding general partner of August Capital, a venture capital firm formed in 1995, and has been a general partner of various Technology Venture Investors entities, which are private venture capital limited partnerships, since August 1980. He is a member of the Boards of Directors of Microsoft Corporation and other private companies.
Lydia M. Marshall 58 years old Director since April 2004	Ms. Marshall became a member of our Board in April 2004. Ms. Marshall is retired from Versura, Inc., an education loan exchange company that she founded. She served as Chair and Chief Executive Officer of Versura, Inc. from 1999 until 2004. Previously, she was Managing Director of Rockport Capital Incorporated from 1997 to 1999, Executive Vice President-Marketing of Sallie Mae from 1993 to 1997 and Senior Vice President heading Sallie Mae’s Institutional and Public Finance and Strategic Planning Divisions from 1985 to 1993. Ms. Marshall is a member of the Boards of Directors of Nationwide Mutual Insurance Company and Nationwide Financial Services, Inc. and is Chairperson of the Board of CARE International.

C.S. Park 59 years old Director since May 2006	Dr. Park became a member of our Board in May 2006. Prior to joining Seagate’s Board, Dr. Park served as Chairman and Chief Executive Officer of Maxtor Corporation (“Maxtor”) from November 2004 until May 19, 2006 and as Chairman of Maxtor’s Board of Directors from May 1998 until May 19, 2006, and served as a member of its Board from February 1994 to May 19, 2006. Dr. Park served as Investment Partner and Senior Advisor at H&Q Asia Pacific, a private equity firm from April 2004 until September 2004, and as a Managing Director for the firm from November 2002 to March 2004. Prior to joining H&Q Asia Pacific, Dr. Park served as the Chairman and Chief Executive Officer of Hynix Semiconductor Inc. from March 2000 to May 2002 and from June 2000 to May 2002 he also served as its Chairman. Dr. Park served as Chairman of Hynix Semiconductor America Inc. from September 1996 to July 2002, and from September 1996 to March 2000 he also served as its President and Chief Executive Officer. Dr. Park is a member of the Boards of Directors of Smart Modular Technologies Inc., Ballard Power Systems, Inc. and Computer Sciences Corporation.
Gregorio Reyes 65 years old Director since April 2004	Mr. Reyes became a member of our Board in April 2004. Mr. Reyes has been a private investor and management consultant since 1994. Mr. Reyes began his career in the semiconductor industry with National Semiconductor Corporation in 1962, followed by executive positions with Motorola, Inc., Fairchild Semiconductor and Eaton Corporation. From 1981 to 1984, he was President and Chief Executive Officer of National Micronetics, Inc., a provider of hard disc magnetic recording head products for the data storage industry. Between 1986 and 1990, he was Chairman and Chief Executive Officer of American Semiconductor Equipment Technologies. Mr. Reyes co-founded Sunward Technologies in 1985 and served as its Chairman and Chief Executive Officer until 1994. Mr. Reyes is Non-Executive Chairman of LSI Logic Corp., Chairman of the Board of Dialog Semiconductor plc, and a member of the boards of directors of other private companies.
John W. Thompson 58 years old Director since November 2000	Mr. Thompson became a member of our Board in November 2000. Mr. Thompson is Chairman of the Board of Directors and Chief Executive Officer of Symantec Corporation. Before joining Symantec in April 1999, Mr. Thompson held various executive and management positions with IBM from 1971. Mr. Thompson is also a member of the Board of Directors of United Parcel Service, Inc.

Vote Required

The affirmative vote of a majority of all the votes cast by holders of common shares represented in person or by proxy at the Annual General Meeting is necessary to approve the election of each of the director nominees.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “ FOR ” THE ELECTION OF EACH OF THE ELEVEN (11) NOMINEES LISTED ABOVE.

CORPORATE GOVERNANCE

Corporate Governance Guidelines.  Our Board is committed to using sound corporate governance practices to help fulfill its responsibilities to its shareholders. As such, the Board has adopted corporate governance guidelines to clarify how it exercises its responsibilities. A copy of our Corporate Governance Guidelines may be found on our website at http://www.seagate.com/newsinfo/invest/governance/index.html, or will be provided in writing to any shareholder who requests it from: Investor Relations, Seagate Technology, 920 Disc Drive, Scotts Valley, California, 95066. The Nominating and Corporate Governance Committee is responsible for overseeing the Corporate Governance Guidelines and reviews them at least annually and makes recommendations to the Board concerning corporate governance matters. The Board may amend, waive, suspend, or repeal any of the Corporate Governance Guidelines at any time, with or without public notice, as it determines necessary or appropriate in the exercise of the Board’s judgment or fiduciary duties.

Among other matters, the Corporate Governance Guidelines include the following items concerning the Board:

•	The Board believes that there should be a substantial majority of independent directors on the Board.

•	All directors stand for reelection every year.

•	The Board does not have a mandatory retirement age for directors, and because the Nominating and Corporate Governance Committee annually evaluates director nominees for the following year, the Board has decided not to adopt arbitrary term limits for its directors.

•	Directors with significant job changes are required to submit an offer of resignation from the Board to the Nominating and Corporate Governance Committee, which then evaluates whether the individual continues to satisfy the Board’s membership criteria in light of his or her new occupational status, and makes a recommendation to the Board for its decision whether or not to accept the director’s resignation.

•	Directors are not limited to the number of other public company boards they may serve on, but the Nominating and Corporate Governance Committee will consider the impact on a director’s ability to discharge his or her duties to the company if he or she serves on more than four other public company boards. Our CEO is limited to service on three public company boards, including ours.

•	The Board believes that the offices of Chairman and CEO should be held by separate persons, to aid in the oversight of management, unless it is in the best interests of the company that the same person holds the offices. Currently, separate people hold the offices.

•	The Board believes that a substantial portion of the total director compensation should be in the form of company shares and share equivalents in order to better align the interests of the directors with the long-term interests of our shareholders.

•	We require that each non-management director establish and maintain ownership of a minimum of 10,000 shares of the company’s stock within the timeframes described elsewhere in this Proxy Statement under the heading “Compensation of Directors”.

•	We expect the annual cycle of agenda items for Board meetings to change on a periodic basis to reflect Board requests and changing business and legal issues. The Board will have regularly scheduled presentations from Finance, Sales and Marketing, and our major business units and operations. The Board’s annual agenda will include, among other items, our long-term strategic plan, capital projects, budget matters, and management succession.

•	The Board receives a report, at least annually, on succession planning and management development.

•	At least annually, the Board evaluates the performance of the CEO and other senior management personnel.

•	The Nominating and Corporate Governance Committee manages a process whereby the Board and its committees are subject to annual evaluation and self-assessment.

Our Board works with management to schedule orientation programs and continuing education programs for directors. The orientation programs are designed to familiarize new directors with our businesses, strategies, and challenges, and to assist directors in developing and maintaining the skills necessary or appropriate for the performance of their responsibilities. Continuing education programs for directors may include a mix of in-house and third-party presentations and programs.

Attendance at Meetings by Directors.  The Board held seven meetings in fiscal year 2007, including its annually held strategic planning meeting. All directors with the exception of Mr. Marquardt attended at least 75% of meetings of the Board and the committees on which they served in fiscal year 2007.

Mr. Marquardt attended 80% of the regularly scheduled meetings of the Board and the committees on which he served, but was unable to attend two of the six special meetings of the Board and Committees on which he served. The number of meetings held by each committee of the Board is set forth below, under the heading “Board Committees and Charters.”

We encourage and expect attendance by our directors at our annual general meetings. Each of our directors was present at the 2006 Annual General Meeting.

Executive Sessions of the Non-Management Directors.  Our non-management directors meet without management present each time the full Board convenes for a regularly scheduled meeting. If the Board convenes a special meeting, the non-management directors will meet in executive session if circumstances warrant. The presiding director at the executive sessions is the Lead Non-Management Director, the Chairman of the Nominating and Corporate Governance Committee, currently Ms. Marshall. At least one executive session per year will be attended by only our directors who are independent under the NYSE and the Securities and Exchange Commission (the “SEC”) requirements and the presiding director at each such session, if not the Chairman of the Nominating and Corporate Governance Committee, shall be elected by the directors in attendance at such sessions.

Board Committees and Charters.  To assist the Board in fulfilling its oversight responsibilities, the Board maintains a standing Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Strategic and Financial Transactions Committee. The functions of each are described below. The committees regularly report on their activities and actions to the full Board. Each committee has a written charter approved by the Board that is reviewed regularly by the respective committees, which may recommend appropriate changes for approval by the Board. Copies of the committee charters are available through our website at: http://www.seagate.com/newsinfo/invest/governance/board — structure/index.html, or in print to any shareholder who requests them from: Investor Relations, Seagate Technology, 920 Disc Drive, Scotts Valley, California 95066. The current members and the Chair of each of these committees are identified in the table below:

			Nominating and	Strategic and
			Corporate	Financial
	Audit	Compensation	Governance	Transactions
Director	Committee	Committee	Committee(1)	Committee

William D. Watkins				✓
Stephen J. Luczo				Chair
Frank J. Biondi, Jr.	✓
William W. Bradley			✓
James A. Davidson		Chair
Donald E. Kiernan	Chair			✓
David F. Marquardt				✓
Lydia M. Marshall	✓		Chair
C. S. Park			✓	✓
Gregorio Reyes		✓
John W. Thompson		✓

(1)	Mr. Cannon resigned from the Board and the Nominating and Corporate Governance Committee effective February 22, 2007. Dr. Park was appointed to the Nominating and Corporate Governance Committee on February 22, 2007.

Audit Committee.  The Audit Committee consists of three of our independent directors. Each of these committee members meets the independence and experience requirements for membership of the Audit Committee under the existing rules of the New York Stock Exchange and Rule 10A-3(b)(1) promulgated by the SEC under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). Mr. Kiernan currently serves as the Chair of the Audit Committee. The Board has determined that Mr. Kiernan is an “audit committee financial expert” for purposes of the rules of the SEC, and that Mr. Kiernan, Ms. Marshall and Mr. Biondi are, in the business judgment of the Board, “financially literate.”

Mr. Kiernan currently serves on the audit committees of three other public companies, in addition to serving on our Audit Committee. The Board has determined that Mr. Kiernan’s simultaneous service on the three other audit committees does not impair his ability to serve effectively on our Audit Committee.

The Audit Committee held nine meetings during fiscal year 2007. As described in further detail in the written charter of the Audit Committee, the Audit Committee’s duties and responsibilities are to, among other things:

•	provide assistance to the Board in fulfilling its responsibility to our shareholders and the investment community with respect to its oversight of:

•	the quality and integrity of our financial statements;

•	our compliance with legal and regulatory requirements;

•	the independent registered public accounting firm’s qualifications and independence; and

•	the performance of our internal audit function and our independent registered public accounting firm;

•	review with management and the independent registered public accounting firm, our annual audited financial statements and our quarterly financial statements, including our disclosures regarding Management’s Discussion and Analysis of Financial Condition and Results of Operation;

•	retain and terminate our independent registered public accounting firm and approve all audit engagement fees and terms; approve in advance any audit and any permissible non-audit engagement or relationship with our auditors;

•	review with our independent registered public accounting firm any audit problems or difficulties, any disagreement between management and the independent registered public accounting firm and management’s response to any issues raised by the independent registered public accounting firm;

•	oversee the monitoring of our Code of Business Conduct and Ethics; and establish and maintain procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and for the confidential anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•	prepare reports that the rules of the SEC require to be included in our annual proxy statements, including the Report of the Audit Committee included on page 35 of this Proxy Statement; and

•	review and evaluate, at least annually, the performance of the Audit Committee and its members, including the compliance of the Audit Committee with its charter.

The Audit Committee operates pursuant to an Audit Committee Charter adopted by the Board, which satisfies the applicable requirements of the Sarbanes-Oxley Act of 2002 and the New York Stock Exchange. A copy of the Audit Committee Charter is available through our website at www.seagate.com/www/en-
us/about/investor_relations/corporate_governance/board_structure/audit_committee_charter, or in print to any shareholder who requests it from: Investor Relations, Seagate Technology, 920 Disc Drive, Scotts Valley, California 95066. The Report of the Audit Committee for fiscal year 2007 may be found on page 35 of this Proxy Statement.

Compensation Committee.  The Compensation Committee is currently comprised of three of our independent directors. The Compensation Committee held five meetings during fiscal year 2007. The Compensation Committee is responsible for, among other things:

•	discharging the responsibilities of the Board relating to the compensation of our officers;

•	reviewing and approving the compensation of directors for service on the Board and its committees;

•	reviewing and approving corporate goals and objectives relevant to the compensation of our CEO, other Named Executive Officers (“NEOs”) and other senior officers, annually evaluating the performance of these officers in light of those goals and objectives and setting the compensation of these officers based on their evaluation;

•	providing details of proposed compensation of directors and the CEO to the independent directors of the Board for their review;

•	making recommendations to the Board with respect to benefit plans;

•	reviewing senior management resources, development plans, and continuity and succession planning, and making recommendations to the Board with respect to the selection of individuals to occupy senior management positions;

•	reviewing and discussing with management the Compensation Discussion and Analysis and related disclosures included in our annual report on Form 10-K and Proxy Statement; and

•	reviewing and evaluating, the performance of the Compensation Committee and its members, including the compliance of the Compensation Committee with its charter.

For more information on the responsibilities and activities of the Compensation Committee, including the committee’s reliance on compensation consultants, see “Compensation Discussion and Analysis” elsewhere in this Proxy Statement. The Report of the Compensation Committee on Executive Compensation may be found on page 34 of this Proxy Statement.

Under the terms of its charter, the Compensation Committee has the authority to delegate some or all of its authority to subcommittees or other committees or persons, in each case to the extent not in violation of applicable law or the rules and regulations of the NYSE or other applicable public securities trading market. The Committee has the authority to empower the CEO to sign all approved compensation changes for senior management whose compensation is reviewed by the Committee. In addition, the Committee has delegated authority to the CEO and the Senior Vice President of Human Resources to approve equity grants on behalf of the Committee in accordance with the Committee’s established guidelines (as such guidelines may change from time to time), for ongoing equity grants (the “Ongoing Grants”), which does not include grants to officers employed at the Senior Vice President level or above and/or grants for which Committee approval would be necessary for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or Section 162(m) of the Internal Revenue Code of 1986, as amended, or as otherwise specified by the Committee. A copy of the Compensation Committee charter is available through our website at: http://www.seagate.com/www/en-
us/about/investor_relations/corporate_governance/board_structure/compensation_committee_charter/, or in print to any shareholder who requests it from: Investor Relations, Seagate Technology, 920 Disc Drive, Scotts Valley, California 95066.

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee is comprised of three of our independent directors. The Nominating and Corporate Governance Committee held five meetings during fiscal year 2007. The Nominating and Corporate Governance Committee is responsible for, among other things:

•	identifying individuals who are qualified to become members of the Board and recommending that the Board select the candidates for directorships;

•	reviewing and making recommendations to the Board with respect to any shareholder proposal that relates to corporate governance, including director nomination by shareholders;

•	recommending to the Board a set of corporate governance principles applicable to Seagate Technology and overseeing the implementation of those principles; establishing the criteria for selecting new directors;

•	overseeing the evaluation of the members of the Board and the committees of the Board; and

•	reviewing and evaluating, at least annually, the performance of the Nominating and Corporate Governance Committee and its members, including the compliance of the Nominating and Corporate Governance Committee with its charter.

From time to time, the Nominating and Corporate Governance Committee may identify certain skills or attributes as being particularly desirable for specific director nominees. These skills or attributes may include, but are not limited to, strength of character, mature judgment, industry knowledge, business sophistication, career experience, relevant technical skills, financial expertise, diversity, ability to work collegially with others and the extent to which the candidate would fill a present need on the Board.

The Nominating and Corporate Governance Committee’s process for identifying and evaluating nominees for directors includes, but is not limited to, the following:

•	collection of a list of potential candidates (i) based on recommendations or referrals from directors, officers, shareholders or third parties or (ii) through the engagement of a search firm;

•	communications with members of the Board and management to identify possible nominees;

•	evaluation of (i) potential conflicts, including financial relationships, and (ii) whether the candidate would be a “special interest” or “single issue” director to an extent that would impair such director’s ability to represent the interests of all shareholders;

•	committee meetings to narrow the list of potential candidates;

•	interviews with a select group of candidates; and

•	selection of a candidate most likely to advance the best interests of our company and its shareholders.

Based on its annual evaluation of the performance of the current directors in fiscal year 2007, the Nominating and Corporate Governance Committee determined to recommend each of the nominees for director named in Proposal 1 for election at the Annual General Meeting.

Shareholders wishing to recommend a candidate for consideration by the Nominating and Corporate Governance Committee may do so by writing to Seagate Technology at 920 Disc Drive, Scotts Valley, California 95066, Attention: William L. Hudson, Corporate Secretary. Recommendations submitted for consideration by the Nominating and Corporate Governance Committee in preparation for the 2008 annual meeting of shareholders must be received by July 1, 2008, and must contain the following information: (i) the name and address of the shareholder; (ii) the name and address of the person to be nominated; (iii) a representation that the shareholder is a holder of the company’s stock entitled to vote at the meeting; (iv) a statement in support of the shareholder’s recommendation, including a description of the candidate’s qualifications; (v) information regarding the candidate as would be required to be included in a proxy statement filed in accordance with the rules of the SEC; and (vi) the candidate’s written, signed consent to serve if elected. Shareholder nominees whose nominations comply with these procedures and who meet the criteria outlined above will be evaluated by the Nominating and Corporate Governance Committee in the same manner as the Committee’s nominees. The Nominating and Corporate Governance Committee has not received any nominations from shareholders for this Annual General Meeting.

A copy of the Nominating and Corporate Governance Committee charter is available through our website at: http://www.seagate.com/www/en-
us/about/investor_relations/corporate_governance/board_structure/nominating_and_corporate_governance_committee_charter/, or in print to any shareholder who requests it from: Investor Relations, Seagate Technology, 920 Disc Drive, Scotts Valley, California 95066.

Strategic and Financial Transactions Committee.  The Strategic and Financial Transactions Committee is currently comprised of five of our directors. The Strategic and Financial Transactions Committee held four meetings during fiscal year 2007. The Strategic and Financial Transactions Committee is responsible for, among other things:

•	reviewing, evaluating and authorizing our management to enter into any potential strategic or financial transactions in amounts of more than $25 million and up to $100 million individually (transactions of $25 million or less being within the CEO’s discretion) that we may have the opportunity to participate in from time to time;

•	reviewing similar transactions in excess of $100 million, and making a recommendation to the full Board with respect to those transactions;

•	reviewing the strategic planning process of the company;

•	reporting regularly to the Board with respect to those transactions reviewed by the Committee; and

•	reviewing and evaluating, at least annually, the performance of the Strategic and Financial Transactions Committee and its members, including the compliance of the Strategic and Financial Transactions Committee with its charter.

Director Independence.  The Board has reviewed the independence of each director and director nominee, and concluded that director nominees, who are currently serving as directors, Ms. Marshall, Dr. Park and Messrs. Biondi, Bradley, Davidson, Kiernan, Marquardt, Reyes and Thompson, have no material relationship with Seagate Technology or any of its subsidiaries and, therefore, are independent.

A director qualifies as independent from management for purposes of service on the Board and its committees if the Board has determined that the director has no material relationship with Seagate, either directly or as a partner, shareholder or officer of an organization that has a relationship with Seagate. “Material relationships” include those described in the standards below. In addition, if any relationship or transaction of a type not specifically mentioned in these standards exists, the Board, taking into account all relevant facts and circumstances, may determine that the existence of such other relationship or transaction is material and could impair the director’s exercise of independent judgment.

Directors must notify the Board of any change in circumstances that may place his or her independence at issue. If so notified, the Board will reevaluate, as promptly as practicable thereafter, such director’s independence.

Material Relationships:  Any transaction or relationship described below is presumed material for purposes of the Board’s determination of whether a director is independent:

•	The director is, or has been within the last three years, an employee of Seagate or any of its consolidated subsidiaries or an immediate family member is, or has been within the last three years, an executive officer of Seagate.

•	The director has received, or has an immediate family member (as defined in the listing standards of the NYSE) who has received, during any twelve month period within the last three years, more than $100,000 in direct compensation from Seagate, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

•	The director or an immediate family member is a current partner of Seagate’s internal auditor or registered independent accounting firm; the director is a current employee of such a firm; the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on Seagate’s audit within that time.

•	The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of Seagate’s present executive officers at the same time serves or served on that company’s compensation committee.

•	The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, Seagate for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

•	If the director serves on Seagate’s Audit Committee, then he or she (i) does not accept any consulting, advisory or other compensatory fee from Seagate, directly or indirectly, other than in such director’s capacity as a member of the Board and any Committee; and (ii) is not an affiliated person (as defined under the Sarbanes-Oxley Act of 2002 and the SEC’s implementing rules thereunder) of Seagate.

Immaterial Relationships:  Any transaction or relationship described below is presumed immaterial for purposes of the Board’s determination of whether a Director is independent:

•	Any relationship between Seagate and an entity where a director serves as a non-management director, and is the beneficial owner, directly or indirectly, of less than 10% of the entity.

•	Any relationship between Seagate and an entity where a director serves on a non-management advisory board or in a non-employee advisory capacity.

•	Any relationship between Seagate and an entity for which a director provides services as a speaker.

•	Any transaction involving discretionary contributions by Seagate (excluding for this purpose matching funds paid by Seagate as a result of contributions by the director) to a not-for-profit organization, foundation or university in which a director serves as an executive officer which does not exceed $50,000 in any of the last three fiscal years.

Consistent with these considerations, the Board has reviewed all relationships between the company and the members of the Board and has determined that all directors are independent directors except Mr. Watkins, who is Seagate’s current CEO, and Mr. Luczo, our Chairman of the Board and a former CEO of Seagate. In making its determinations of independence, the Board considered the following relationships and affirmatively determined that none of the relationships is of a material nature that would preclude the directors from being deemed independent:

•	The relationship between Seagate and United Parcel Service, Inc. (where Mr. Thompson serves solely as a non-management director), Microsoft Corporation (where Mr. Marquardt serves solely as a non-management director) and LSI Logic Corp. and Dialog Semiconductor plc (where Mr. Reyes serves both companies solely as a non-management director), companies with which we do or have done business on a regular arms-length basis.

•	The relationship between Seagate and Symantec Corporation, a company with which we do or have done business on a regular arms-length basis, and where Mr. Thompson serves as an executive officer. The annual amount of sales to Seagate by Symantec of products or licenses was approximately $44,000, which constitutes less than 1% percent of the annual revenues of both companies.

•	The relationship between Seagate and Silver Lake Partners. Mr. Davidson is an affiliate of Silver Lake Partners. Silver Lake owns less than 1% of our outstanding common shares as of September 12, 2007, and has or had during our most recent fiscal year investments in Flextronics International Ltd. (where Mr. Davidson serves as a director), Network General (where Mr. Davidson serves as a director), Serena Software, and Thomson SA, companies with which we do or have done business with on a regular arms-length basis. As an affiliate of Silver Lake Partners, Mr. Davidson may be deemed to have an indirect ownership of the shares held by Silver Lake Partners in these entities, but he disclaims beneficial ownership of the shares held by Silver Lake Partners, except to the extent of his individual pecuniary interest therein.

•	Mr. Bradley serves on the international advisory board, as an international council member and as an advisory board member, for Samsung, JP Morgan Chase & Co., and Rosetta Books, respectively, companies with which we do or have done business with on a regular arms-length basis. In addition, the Board considered Seagate’s contribution of $25,000 to Rebuilding Together, an organization where Charles Pope, our Chief Financial Officer (“CFO”), serves as a volunteer, and Director Bradley serves as a national advisory council member.

•	Seagate’s investment in Unity Semiconductor Corporation, a company in which August Capital III, LP (“August Capital”) and Seagate both have an investment of approximately 24% and 19.8% respectively. As a member of the general partner of August Capital, Mr. Marquardt has an indirect ownership of the shares of Unity Semiconductor Corporation owned by the August Capital funds, but disclaims beneficial ownership of the shares held by the August Capital entities except to the extent of his individual pecuniary interest therein.

Shareholder Communications with the Board of Directors.  The Annual General Meeting of Shareholders provides an opportunity each year for the shareholders to ask questions of, or otherwise communicate directly with, members of the Board on matters relevant to Seagate. In addition, shareholders and other interested parties may communicate with any or all of our directors, including the Lead Non-Management director and/or the non-management or independent directors as a group, by transmitting correspondence by mail or by facsimile as follows:

Board of Directors (or named Director)
c/o Corporate Secretary
Seagate Technology
920 Disc Drive
Scotts Valley, CA 95066
Fax: (831) 438-6675

The Corporate Secretary shall transmit as soon as practicable such communications to the identified director addressee(s), unless there are legal or other considerations that mitigate against further transmission of the communication, as determined by the Corporate Secretary. In that regard, certain items that are unrelated to the duties and responsibilities of the Board will not be forwarded by the Corporate Secretary, such as:

•	business solicitations or advertisements;

•	junk mail and mass mailings;

•	new product suggestions;

•	product complaints;

•	product inquiries;

•	resumes and other forms of job inquiries;

•	spam; and

•	surveys.

In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that the Board or individual directors so addressed shall be advised of any communication withheld for legal or other considerations as soon as practicable.

Code of Business Conduct and Ethics.  The Board has adopted a Code of Business Conduct and Ethics that is applicable to all of our directors, officers and employees, including our CEO, CFO, and Principal Accounting Officer. Our Code of Business Conduct and Ethics is available through our website at www.seagate.com, or in print to any shareholder who requests it from: Investor Relations, Seagate Technology, 920 Disc Drive, Scotts Valley, California 95066.

Compensation of Directors.  For fiscal year 2007, we compensated our non-management directors with an annual retainer of $50,000. On October 26, 2006, upon recommendation by our Compensation Committee, the Board approved an annual cash retainer of $150,000 for our non-employee Chairman of the Board. Members of our

Board of Director committees are compensated with an annual retainer in lieu of meeting payments. These retainer amounts are as follows:

Committee	Membership	Retainer

Board of Directors	Chairperson	$150,000
	Member	$50,000
Audit Committee	Chairperson	$50,000
	Member	$25,000
Compensation Committee	Chairperson	$15,000
	Member	$10,000
Nominating and Corporate Governance Committee	Chairperson	$15,000
	Member	$10,000

Members of the Strategic and Financial Transactions Committee do not receive any additional retainers or compensation for participation on this committee. All retainer fees are paid in quarterly installments.

Historically, each non-management director was granted options to purchase up to 100,000 of our common shares at fair market value as of the date of grant, upon his or her joining the Board. However, if the new director was, prior to the commencement of Board service, an officer or member of the Board of an entity the stock, assets and/or business of which has been acquired by Seagate, the number of shares of the initial grant would have been determined by the existing members of the Board, but would not exceed 100,000 shares. These options vested over a period of four years from the date of grant. Upon re-election to the Board each year, each non-management director who had been a director for at least six months prior to his or her re-election was granted options to purchase 25,000 of our common shares at fair market value as of the date of grant. These options vested over a period of four years from the date of grant. If the shareholders approve Proposal 2, amending the 2004 Stock Compensation Plan, the initial and annual grants to non-management directors may change from the historical practice described above. For a description of the proposed amendments, see “Proposal 2 — Amendment to 2004 Stock Compensation Plan” elsewhere in this Proxy Statement.

On September 27, 2006, the Board approved director share ownership guidelines to increase the directors’ equity in the company and to more closely link their interests with those of all shareholders. Under the guidelines, each non-management director as of September 27, 2006 must establish, and maintain during Board service, ownership of at least 10,000 shares of Seagate Technology stock by July 1, 2008. On September 11, 2007, the Compensation Committee, after review with the independent members of the Board, extended the compliance date to December 31, 2008. Non-management directors elected or appointed after September 27, 2006 have three years from the date of election or appointment to reach the ownership requirement. Exceptions may be requested in the event of hardship.

All members of our Board are reimbursed for their reasonable out-of-pocket travel expenses incurred in attending meetings of the Board and its committees; no additional compensation is provided for attendance at Board or committee meetings. Also, Board members can participate in the company’s Nonqualified Deferred Compensation Program. For a description of the plan, see “Compensation Discussion and Analysis — Benefits and Other Perquisites — Nonqualified Deferred Compensation Plan” elsewhere in this Proxy Statement.

Director Compensation for Fiscal Year Ended 2007

	Fees Earned or		Option	All Other
	Paid in Cash		Awards(1)(2)	Compensation		Total
Name	($)		($)	($)		($)

Stephen J. Luczo(3)	200,000		115,455	47,288	(4)	373,235
Frank J. Biondi Jr.	75,000		181,365	—		256,365
William W. Bradley	60,000		328,194	—		388,194
Michael R. Cannon(5)	30,000		—	—		30,000
James A. Davidson	65,000		167,324	—		232,324
Glenn H. Hutchins(6)	16,250		66,311	—		82,561
Donald E. Kiernan	100,000		285,621	—		385,621
David F. Marquardt	50,000		167,324	—		217,324
Lydia M. Marshall	88,750	(7)	231,113	—		319,863
Chong Sup Park(8)	52,500		54,564	—		107,064
Gregorio Reyes	60,000		229,827	—		289,827
John W. Thompson	60,000		167,324	—		227,324

(1)	Amounts calculated utilizing the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123R, Share-based Payments, (“SFAS No. 123R”). See Note 3 of the Notes to Consolidated Financial Statements in the company’s Annual Report on Form 10-K for the year ended June 29, 2007 regarding assumptions underlying valuation of equity awards.

(2)	On October 26, 2006, each non-employee director then serving (with the exception of Dr. Park who was not eligible for an annual grant because he had not yet served six months on the Board) was granted options to purchase 25,000 of our common shares. The aggregate number of options held by each director as of June 29, 2007 is as follows: Mr. Luczo — 100,000 options (he received these options on October 26, 2006, in connection with his Agreement with us, discussed in footnote 3, below); Mr. Biondi - 125,000 options; Mr. Bradley — 175,000 options; Mr. Cannon — none; Mr. Davidson — 100,000 options; Mr. Hutchins — none; Mr. Kiernan — 190,000 options; Mr. Marquardt — 100,000 options; Ms. Marshall — 165,000 options; Dr. Park 247,363 options (which includes 25,000 options granted in May 2006 when he joined the Board, and 222,363 assumed Maxtor options); Mr. Reyes — 125,000 options; and Mr. Thompson — 100,000 options. The fair market value of the options was calculated using the average of the high and low stock price, $22.99 and $22.40, respectively, as reported on the New York Stock Exchange on October 26, 2006, the date of grant. The closing price on October 26, 2006 on the New York Stock Exchange was $22.95.

(3)	On October 26, 2006, Seagate entered into an agreement (the “Agreement”) with Stephen J. Luczo, the Chairman of its Board, pursuant to which Mr. Luczo’s employment as an executive of Seagate and any subsidiary of Seagate terminated effective as of October 26, 2006. Under the Agreement, Mr. Luczo will continue to serve as the Chairman of Seagate’s Board in a non-executive capacity. Pursuant to the Agreement, Mr. Luczo will be entitled to receive equity awards and directors’ fees on the same basis as other non-employee members of Seagate’s Board. In addition, Mr. Luczo will be entitled to receive an additional annual retainer fee in the amount of $150,000, payable in quarterly installments, for his services as Chairman of the Board. The agreement has retroactive effect back to the beginning of Seagate’s current fiscal year that began on July 1, 2006. Accordingly, Mr. Luczo was entitled to receive a one-time catch-up payment equal to the Directors’ fees that would have been paid for the current fiscal year had Mr. Luczo’s service as non-executive Chairman commenced on July 1, 2006 and will not be entitled to any bonus compensation for the current fiscal year or any subsequent fiscal year for which he would have been eligible had his employment continued. On October 26, 2006, the Board also awarded Mr. Luczo an option to purchase 100,000 Seagate Technology common shares, pursuant to the 2004 Stock Compensation Plan. As of June 2007, Mr. Luczo no longer occupies office space at Seagate’s Scotts Valley executive offices, but continues to be provided with partially subsidized administrative support to the extent reasonably necessary to allow him to perform his duties as Chairman of the Board.

(4)	Mr. Luczo had other compensation related to personal use of a company executive administrator ($45,674) and had access to personal use of the company car and driver, for which he reimbursed the company for costs related to such use. In accordance with his Agreement of October 26, 2006, personal use of a company executive administrator was calculated as 50% of annual salary and the additional cost of benefits (24%) incurred by the company; personal use of the company car and driver was calculated as the number of personal hours logged transporting Mr. Luczo multiplied by the driver’s hourly rate inclusive of company benefits (28%). Mr. Luczo received $1,614 in earnings for his tenure as the employee Chairman of the Board. Additionally, Mr. Luczo utilized the company aircraft for personal use and reimbursed the company for such use based on incremental costs.

(5)	Mr. Cannon was a director from October 26, 2006 until his resignation on February 22, 2007.

(6)	Mr. Hutchins did not stand for re-election to the Seagate Board at the Annual General Meeting of the Shareholders, held on October 26, 2006.

(7)	Ms. Marshall became the Chair of the Nominating and Corporate Governance Committee when Mr. Hutchins vacated the role on October 26, 2006. She received a pro-rated Nominating and Corporate Governance Committee Chairperson retainer of $11,250.

(8)	Dr. Park is the former Chairman and Chief Executive Officer of Maxtor. He received severance payments in connection with Seagate’s acquisition of Maxtor. Such severance is unrelated to his service as a director of Seagate and is, therefore, not included in this table. For a description of these payments, see “Related Person Transactions” elsewhere in this Proxy Statement.

SECURITY OWNERSHIP OF DIRECTORS, DIRECTOR NOMINEES, EXECUTIVE OFFICERS
AND CERTAIN BENEFICIAL OWNERS

The following table sets forth information regarding the beneficial ownership of our outstanding common shares on September 10, 2007 by (1) each person who is known by us to own beneficially more than 5% of our outstanding voting power, (2) each director, director nominee, and NEO, and (3) all of our directors, director nominees and executive officers as a group. To our knowledge, unless it is otherwise stated in the footnotes, each person listed below has sole voting and investment power with respect to his or her shares beneficially owned. For purposes of the tables below, a person or group of persons is deemed to have “beneficial ownership” of any shares that such person has the right to acquire within 60 days after September 10, 2007. For purposes of computing the percentage of outstanding common shares held by each person or group of persons, any shares that such person or group has the right to acquire within 60 days after September 10, 2007 are deemed to be outstanding, but they are not included as outstanding for the purpose of computing the percentage ownership of any other person or group.

	Number of
	Common Shares		Percentage of Class
Name and Address of Beneficial Owner	Beneficially Owned		Beneficially Owned(1)

5% Holders:
Affiliates of Franklin Resources, Inc.	56,269,216	(2)	10.64%
One Franklin Parkway San Mateo, CA 94403-1906
Affiliates of Legg Mason, Inc	30,305,804	(3)	5.73%
100 Light Street
Baltimore, Maryland 21202
Affiliates of FMR Corp.	45,455,293	(4)	8.60%
82 Devonshire Street
Boston, Massachusetts 02109
Affiliates of Capital Group International, Inc.	31,034,550	(5)	5.87%
11100 Santa Monica Blvd.
Los Angeles, CA 90025

	Number of
	Common Shares		Percentage of Class
Name and Address of Beneficial Owner	Beneficially Owned		Beneficially Owned(1)

Directors, director nominees and named executive officers:
William D. Watkins(6)	3,119,919	(7)	*
Charles C. Pope(6)	1,214,383	(8)	*
David A. Wickersham(6)	1,417,239	(9)	*
Brian S. Dexheimer(6)	1,376,296	(10)	*
Jaroslaw S. Glembocki(6)	1,059,470	(11)	*
James M. Chirico(6)	521,911	(12)	*
Stephen J. Luczo(6)	5,909,448	(13)	1.11%
Frank J. Biondi, Jr.(6)	31,250	(14)	*
William W. Bradley(6)	137,499	(14)	*
James A. Davidson	3,905,587	(15)	*
Donald E. Kiernan(6)	162,499	(16)	*
David F. Marquardt	1,700,539	(17)	*
Lydia M. Marshall(6)	119,248	(18)	*
C.S. Park(6)	180,463	(19)	*
Gregorio Reyes(6)	103,538	(20)	*
John W. Thompson(6)	224,409	(21)	*
All directors, director nominees and executive officers as a group (21 persons)	24,386,074	(22)	4.61%

*	Less than 1% of Seagate Technology’s common shares outstanding.

(1)	Percentage of class beneficially owned is based on 528,787,617 common shares outstanding as of September 10, 2007, together with applicable options to purchase common shares for each shareholder exercisable on September 10, 2007 or within 60 days thereafter. Each common share is entitled to one vote. We have determined beneficial ownership in accordance with the rules of the SEC based on factors, including voting and investment power, with respect to shares subject to applicable community property laws. Common shares issuable upon the exercise of options currently exercisable or exercisable within 60 days after September 10, 2007 are deemed outstanding for computing the percentage ownership of the person holding the options, but are not deemed outstanding for computing the percentage of any other person or group.

(2)	Based solely on information reported by Franklin Resources, Inc. on the Form 13G/A, filed with the SEC on June 11, 2007.

(3)	Based solely on information reported by Legg Mason, Inc. on the Form 13G/A filed with the SEC on February 15, 2007.

(4)	Based solely on information reported by FMR Corp. on the Form 13G/A filed with the SEC on July 10, 2007.

(5)	Based solely on information reported by Capital Group International, Inc. on the Form 13G/A filed with the SEC on February 12, 2007.

(6)	The business address of each of these individuals is our office at 920 Disc Drive, Scotts Valley, California 95066.

(7)	Includes 778,003 common shares subject to options that are currently exercisable or which will become exercisable within 60 days of September 10, 2007, the 2,035,050 common shares held by the Watkins Family Trust, 151,254 common shares held by Wolf Pack Limited Partnership and 155,612 shares owned directly by Mr. Watkins.

(8)	Includes 1,113,883 common shares subject to options that are currently exercisable or which will become exercisable within 60 days of September 10, 2007, 500 common shares held by the Pope Family Trust and 100,000 shares owned directly by Mr. Pope.

(9)	Includes 921,408 common shares subject to options that are currently exercisable or which will become exercisable within 60 days of September 10, 2007, the 67,938 common shares held by Arlie Enterprises Limited Partnership, 245,752 shares held by the David Wickersham and Susan Wickersham Trust and 182,141 shares owned directly by Mr. Wickersham.

(10)	Includes 728,301 common shares subject to options that are currently exercisable or which will become exercisable within 60 days of September 10, 2007, the 81,664 common shares held by Silver Sea Limited Partnership, the 30,000 common shares held by the Dexheimer Generation Skipping Trust and the 536,331 shares owned directly by Mr. Dexheimer.

(11)	Includes 527,884 common shares subject to options that are currently exercisable or which will become exercisable within 60 days of September 10, 2007, the 460,757 held by the Jaroslaw Glembocki 2001 Irrevocable Trust and 70,829 shares owned directly by Mr. Glembocki.

(12)	Includes 129,246 common shares subject to options that are currently exercisable or which will become exercisable within 60 days of September 10, 2007.

(13)	Includes 25,000 common shares subject to options held by Mr. Luczo that are currently exercisable, the 523,699 common shares held by Red Zone Holdings Limited Partnership, the 459,283 common shares held by Red Zone II Limited Partnership, and the 4,855,614 common shares held by Stephen J. Luczo Revocable Trust dated January 26, 2001, 44,880 common shares held indirectly by the Luczo Perpetual Family Trust and 972 common shares owned directly by Mr. Luczo.

(14)	Represents common shares subject to options that are currently exercisable or which will become exercisable within 60 days of September 10, 2007.

(15)	Includes an aggregate of 3,843,088 common shares owned by Silver Lake Partners Cayman, L.P., Silver Lake Investors Cayman, L.P. and Silver Lake Technology Investors Cayman, L.P. (collectively, the “Silver Lake Funds”). Mr. Davidson is a shareholder and a director of Silver Lake (Offshore) AIV GP Ltd., which is the general partner of each of Silver Lake Technology Associates Cayman, L.P. and Silver Lake Technology Investors Cayman, L.P. Silver Lake Technology Associates Cayman, L.P. is the general partner of each of Silver Lake Partners Cayman, L.P. and Silver Lake Investors Cayman, L.P. Because of his affiliation with the Silver Lake Funds, Mr. Davidson may be deemed to share beneficial ownership of the common shares held by the Silver Lake Funds. He, however, disclaims beneficial ownership of any of the common shares beneficially owned by the Silver Lake Funds, except to the extent of any pecuniary interest therein. Also includes 62,499 common shares subject to options that are currently exercisable or which will become exercisable within 60 days of September 10, 2007. The business address of Mr. Davidson is c/o Silver Lake Partners, 2775 Sand Hill Road, Suite 100, Menlo Park, CA 94025.

(16)	Includes 152,499 common shares subject to options that are currently exercisable or which will become exercisable within 60 days of September 10, 2007.

(17)	Includes 1,638,040 shares owned directly by Mr. Marquardt and 62,499 common shares subject to options that are currently exercisable or will become exercisable within 60 days of September 10, 2007. The business address of Mr. Marquardt is c/o August Capital Management, L.L.C., 2480 Sand Hill Road, Suite 101, Menlo Park, CA 94025.

(18)	Includes 114,998 common shares subject to options that are currently exercisable or which will become exercisable within 60 days of September 10, 2007.

(19)	Includes 178,613 common shares subject to options that are currently exercisable or which will become exercisable within 60 days of September 10, 2007.

(20)	Includes 74,998 common shares subject to options that are currently exercisable or which will become exercisable within 60 days of September 10, 2007.

(21)	Includes 62,499 common shares subject to options that are currently exercisable or which will become exercisable within 60 days of September 10, 2007.

(22)	Includes 6,721,417 common shares subject to options held by our directors, directors nominees and executive officers that are currently exercisable or which will become exercisable within 60 days of September 10, 2007.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Board has adopted a written policy for approval of transactions between the company and its directors, director nominees, executive officers, greater-than-5% beneficial owners and their respective family members, where the amount involved in the transaction exceeds or is expected to exceed $100,000 in a single calendar year.

The policy provides that the Nominating and Corporate Governance Committee reviews certain transactions subject to the policy, and determines whether or not to approve or ratify those transactions. In doing so, the Nominating and Corporate Governance Committee takes into account, among other factors it deems to be appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances, and the extent of the related person’s interest in the transaction. In addition, the Board has delegated authority to the Chair of the Nominating and Corporate Governance Committee to pre-approve or ratify transactions where the aggregate amount is expected to be less than $1 million. A summary of any new transactions pre-approved by the Chair is provided to the full Nominating and Corporate Governance Committee for its review at each, regularly scheduled Committee meeting.

The Nominating and Corporate Governance Committee has considered and adopted standing pre-approvals under the policy for limited transactions with related persons. Pre-approved transactions include:

•	Transactions with another company at which a related persons only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that company’s shares, if the aggregate amount involved does not exceed the greater of $1 million or 2% of that company’s total annual revenues.

•	Transaction with a portfolio company of a private equity firm, venture capital firm or hedge fund (each, an “Investment Firm”) where a related person is an executive officer, general partner or managing director, or occupies an equivalent position, or is a non-employee director of the portfolio company, if:

a.	the Investment Firm is the beneficial owner of less than 35% of the portfolio company; or

b.	the aggregate amount involved in the transaction does not exceed the greater of $1 million, or 2 percent of the portfolio company’s total annual revenues.

•	Charitable contributions, grants or endowments by the company to a charitable organization, foundation or university at which a related person’s only relationship is as an employee (other than an executive officer) or a director, if the aggregate amount involved does not exceed $250,000.

As described in the Form 8-K we filed with the SEC on December 6, 2006, upon the consummation of our acquisition of Maxtor Corporation, Dr. C.S. Park, the former Chairman and Chief Executive Officer of Maxtor and current member of our Board, became eligible to receive certain cash severance benefits payable under Maxtor’s Executive Retention and Severance Plan. Dr. Park received a severance payment (including basic severance, supplemental severance, and a pro-rated bonus) in the amount of $4,466,575.34, which amount was paid in accordance with the terms of the Executive Retention and Severance Plan to Dr. Park on December 1, 2006. In lieu of providing the health, life insurance and long-term disability benefits continuation that Dr. Park would otherwise have been entitled to under the Executive Retention and Severance Plan, we made an additional lump-sum payment to Dr. Park in December 2006 in an amount equal to $78,405, our estimated value of those benefits. In addition, we determined that Dr. Park was entitled to a “gross-up” payment under the Executive Retention and Severance Plan of $1,620,000 which we paid on Dr. Park’s behalf to the relevant tax authorities in December 2006. Together, the severance payment, the payment in lieu of benefits continuation and the “gross-up” payment yield a total severance payout to Dr. Park of approximately $6,165,000.

Michael R. Cannon was a member of our board from October 26, 2006 until February 22, 2007. During that time, Mr. Cannon was also the chief executive officer and a member of the board of directors of Solectron Corporation (“Solectron”). During the four-month period that Mr. Cannon served on our board, we recorded net revenue of approximately $22 million from sales to Solectron and made purchases from Solectron of approximately $2 million. The relationship between Seagate and Solectron existed prior to Mr. Cannon joining our board, and is currently in effect.

COMPENSATION DISCUSSION AND ANALYSIS

Overview.  The Compensation Committee, composed of three independent directors, reviews and approves our compensation practices for attracting, retaining, developing and motivating executives for senior management positions (senior and executive vice president levels; including the NEOs). Acting on behalf of the Board, the Compensation Committee is authorized to develop and approve all compensation and equity programs for each of our NEOs and for members of the Board. For NEOs other than the CEO, the CEO makes recommendations to the Compensation Committee for annual changes to base salary, variable pay and long-term equity compensation. The Compensation Committee reviews these recommendations with the CEO and may approve, alter or reject the recommendations. With respect to compensation and equity program proposals for the CEO and the Board, the Compensation Committee provides details of same to the independent directors of the Board for their review.

The following Compensation Discussion and Analysis details the executive compensation strategy and practices for compensating our NEOs. The term ‘executive’ will refer to all of our NEOs. The NEOs for fiscal year 2007 were:

Name	Job Title

William D. Watkins	Chief Executive Officer
Charles C. Pope	Executive Vice President and Chief Financial Officer
David A. Wickersham	President and Chief Operating Officer
Brian S. Dexheimer	Executive Vice President and Chief Marketing and Sales Officer
Jaroslaw S. Glembocki	Senior Vice President of Disc Storage Operations
James M. Chirico	Executive Vice President of Disc Storage Operations

Objectives of the Executive Compensation Program

•	Provide a competitive level of total compensation (base salary, variable pay, and long-term equity participation) to attract and retain talented executives;

•	Motivate and reward executives to achieve business objectives as approved by the Board;

•	Align the interests of the executives and shareholders to optimize shareholder return; and

•	Manage the cost of total compensation to align with the company’s financial performance goals.

Competitive Market, Peer Groups and Market Positioning.  The Compensation Committee relies on extensive labor market analyses, using published surveys and public disclosures for executives in similar roles within the Peer Group companies listed below. Peer Group data is gathered annually to the extent available with respect to base salary, variable pay and long-term equity (including stock options, performance shares, restricted stock and long-term, cash-based awards) for similar positions. Benefit programs, including deferred compensation and generally available benefits, such as 401(k) plans and health care coverage, are also reviewed annually. In determining total compensation levels, the Compensation Committee considers external business conditions, financial and operational performance as measured by adjusted non-GAAP earnings per share (EPS), stock price, total shareholder return, potential costs, and the company’s ability to retain and motivate executives.

To make certain that compensation programs meet the objectives described above, the Compensation Committee reviews executive assignments and establishes target compensation (base salary, variable pay, and long-term equity) levels after reviewing similar compensation information for a defined group of companies competing in the labor market for similar executive talent (Peer Group). The Peer Group was determined by selecting companies which are similar in size, in the high technology computer hardware and equipment industry and/or companies that are key partners or Original Equipment Manufacturers (OEMs). For fiscal year 2007, the Compensation Committee approved the following 39 companies to comprise the Peer Group:

Advanced Micro Devices, Inc.	Hitachi Global Storage Technologies	Network Appliance, Inc.
Agilent Technologies, Inc.	Infineon Technologies	Nortel Networks Corp.
Alcatel-Lucent	Intel Corp.	Qualcomm, Inc.
Apple Computer, Inc.	International Business Machines Corp.	Samsung Electronics Co.
Applied Materials, Inc.	Jabil Circuit, Inc.	Sandisk Corp.
Celestica, Inc.	KLA-Tencor Corp.	Sanmina-SCI Corp.
Cisco Systems, Inc.	Lexmark International, Inc	Solectron Corp.
Dell, Inc.	LSI Logic Corp.	Sony Corporation of America
EMC Corp.	Logitech International	Sun Microsystems, Inc.
Freescale Semiconductor, Inc.	Micron Technology, Inc.	Texas Instruments, Inc.
Fujitsu Products of America, Inc.	Microsoft Corp.	Western Digital Corp.
Gateway, Inc.	Motorola, Inc.	Xilinx, Inc.
Hewlett-Packard Co.	NCR Corp.	Xerox Corp.

The Compensation Committee targets each element of the executive’s total compensation generally at the 75th percentile of market, subject to the cost of the programs. However, individual compensation can vary for a variety of reasons, such as the strategic impact of the position, ability to attract new executives, experience of the incumbent, past performance, expected future contributions, and overall ability to achieve Seagate’s business objectives.

Total compensation is reviewed annually for each of the company’s executives. The Compensation Committee reviews and considers all elements of compensation as part of the total compensation package when approving a compensation program or specific change to any one element. The Compensation Committee reviews the total compensation package for the CEO with the Board, excluding the CEO.

Role of Compensation Consultant.  The Compensation Committee has authority to retain consultants and advisors and to approve related fees and other retention terms for these advisors. From time to time, the Compensation Committee has retained such consultants and advisors. While the Compensation Committee had the authority to retain such a consultant or advisor, they did not do so in fiscal 2007.

Elements of Executive Compensation.  Seagate’s executive compensation program is comprised of five elements:

•	Base salary;

•	Variable pay via the annual Executive Bonus Program;

•	Long-term equity consisting of stock options and restricted stock awards;

•	Benefits and other perquisites; and

•	Severance and other post-termination payments as defined in employment agreements.

What Each Compensation Element is Designed to Reward and How It Relates to the Objectives.  Each pay element is designed to reward different results as shown below:

Compensation Element	Designed to Reward	Relationship to the Objectives

Base Salary	Experience, knowledge of Seagate and industry, dedication to assigned job, and performance by the executive on behalf of the company	Provides competitive pay to attract and retain talented executives
Variable Pay	Success in financial and operational goals	Motivate and reward executives to achieve annual business objectives
	From time to time to improve specific strategic and operating objectives (e.g. measure and improve product quality)	Provide competitive pay to attract and retain talented executives
Long-term Equity Incentives	Increasing shareholder value by achieving strategic goals of revenue growth and margin increase along with other long term goals	Align the executives’ interests with long-term shareholder interests Provide competitive compensation to attract and retain talented executives
Benefits and Other Perquisites	Initial and continued employment by the executive	Provide competitive compensation to attract and retain talented executives
Severance and Other Post-Termination Payments	Initial and continued employment by the executive
Provide competitive compensation to attract and retain talented executives

Provide a degree of financial security to executive officers thereby influencing career choices in the best interests of the company

How the Company Determined Amounts and/or Formulas for Each Element of Compensation.  For fiscal year 2007, the value of each compensation element, base salary, variable pay and long-term equity incentives, for the executives varied based on the level of each executive’s responsibility within the organization. For example, executives with higher levels of responsibility and a greater ability to influence strategic results had a greater percentage of total compensation in variable pay and long term equity.

The elements of compensation are determined using Peer Group market data as a guideline reflecting Seagate’s executive compensation objectives and business needs. The fiscal year 2007 total target compensation mix for the NEOs ranges from the following: 12% — 28% base salary, 18% — 28% variable pay and 50% — 69% long-term equity incentives. For actual total compensation amounts, refer to “Compensation of the Named Executive Officers” in this Compensation Discussion and Analysis.

Base Salary.  Base salary is paid for on-going employment throughout the year. The base salary element of each executive’s total compensation is designed to be competitive at the market 75th percentile to the Peer Group. Base salary for each executive was reviewed in January of 2007 and approved at the February 2007 Compensation Committee meeting.

As part of the annual executive base salary review program, the Compensation Committee determined that all of the NEOs except for Mr. Wickersham and Mr. Dexheimer base salaries were competitive at the market 75th percentile to the Peer Group. As a result, effective February 5, 2007 both Mr. Wickersham and Mr. Dexheimer received salary increases. Mr. Wickersham’s salary increased to $775,008, a 6.9% salary increase. Mr. Dexheimer’s salary increased to $640,016, a 6.67% salary increase. The salaries of the other NEOs were not increased.

Variable Pay.  All executives participate in the shareholder-approved annual incentive bonus plan, which we refer to as the Executive Bonus Plan. Awards under the Executive Bonus Plan are based upon the Compensation Committee’s belief that a significant portion of the annual compensation of each executive should be contingent upon the annual financial and operational performance goals of the company. The Executive Bonus Plan is funded based upon the company’s financial metric, adjusted non-GAAP earnings per share (EPS), with individual target awards subject to reduction by the Compensation Committee depending upon the executive’s performance. Adjusted non-GAAP EPS measure generally excludes the impact of nonoperating activities on the diluted EPS under GAAP, such as merger or acquisition related costs, restructuring, legal settlements, and tax related adjustments.

For fiscal year 2007 the Executive Bonus Plan was to be funded as follows: if the adjusted non-GAAP EPS met the plan performance threshold of $1.51, then the bonus program would be funded at 50% of target awards; and, if the adjusted non-GAAP EPS target goal of $2.01 was met, then the bonus program would be funded at 100% of target awards. For adjusted non-GAAP EPS of $2.81 the bonus program would be funded at 200% of the target awards. In addition, the funding level could be increased by an additional 10% if we achieved certain corporate quality goals including minimizing defective parts and product returns. The Executive Bonus Plan had a maximum plan funding of approximately 220% of target award amounts. The Compensation Committee also had a small discretionary budget which could be allocated to any executive if the threshold funding was met.

Seagate did not achieve any of the foregoing fiscal year 2007 adjusted non-GAAP EPS measurement thresholds to fund the Executive Bonus Plan. Therefore, no executive received variable pay for the fiscal year 2007 performance period.

Stock Options and Restricted Share Awards.  The Compensation Committee believes that the granting of stock options and restricted shares to executives creates a direct link between executive rewards and potential long-term increases in shareholder value. The Compensation Committee believes that stock options and restricted share grants provide incentives for the executives to manage the company as shareholders. Stock options and restricted shares are subject to periodic vesting provisions to encourage executives to remain in our employ. The Compensation Committee approves stock option and restricted share grant guidelines which determines the size and timing of the grants for executive officers (other than the CEO). The Compensation Committee approves awards for the CEO after discussing the recommendations with the Board, excluding the CEO Director. The guidelines take into account grant values for similar positions in the Peer Group. In determining the grant type and amounts for a specific executive, the Compensation Committee also considers the following: potential future contributions to the company’s overall success, past option grant history, the number of unvested options, the potential future impact on shareholder value and retention purposes.

As a result of recent changes to financial accounting rules and an analysis of the equity compensation practices of Peer Group companies, the Compensation Committee determined that equity awards granted to executives in fiscal year 2007 would be composed of a combination of stock options and restricted share awards, generally subject to vesting over a four or five year period and, with respect to stock options, have a seven year term.

Pursuant to our equity stock plan, the “Equity Stock Plan — eQ Policy,” we do not backdate the pricing of stock options or grant options retroactively. In addition, we do not coordinate grants of options before announcement of favorable information, or after announcement of unfavorable information. The options are granted with an exercise price at the fair market value on the date of grant with all required approvals obtained in advance of or on the actual grant date. The fair market value is calculated using the average of the high and low trading price on the New York Stock Exchange on the grant date. We granted options and restricted share awards to executives on the same grant date used for employees who received grants as part of the fiscal year 2007 stock program. Grants made in fiscal year 2007 are shown in the “Grants of Plan-Based Awards in Fiscal Year 2007” table in this Proxy Statement.

Benefits and Other Perquisites

Nonqualified Deferred Compensation Plan

A select group of executives based in the United States are eligible to participate in the nonqualified deferred compensation program, the Seagate Deferred Compensation Plan. We maintain the Deferred Compensation Plan for the purposes of providing a competitive benefit and allowing executives and other employees an opportunity to defer income tax payments on their cash compensation within the restrictions imposed by the Internal Revenue Code of 1986, as amended (the “Code”). The Deferred Compensation Plan allows executives to voluntarily defer up to 70% of base salary and/or up to 100% of paid bonus or commissions credited to selected investment funds and is intended to assist executives in their retirement planning. We do not provide any matching or other contributions. Earnings on deferrals are based on the performance of the funds selected by the participants. Contribution and year-end balances for the NEOs can be found in the “Fiscal Year 2007 Nonqualified Deferred Compensation” table of this Proxy Statement.

Executive Physical Program

Executive physicals are offered to Seagate’s executives to ensure leadership continuity and to provide competitive benefits in relation to the Peer Group. The program provides a comprehensive evaluation emphasizing all aspects of preventative care by physicians on a bi-annual basis.

Officer Disability Plan

The Officer Disability Plan is provided to executives who are based in the United States. The plan replaces the Seagate Supplemental short-term disability program and coordinates with the Long Term Disability plan after 180 days of disability. The plan provides 100% income replacement for the first year of disability, 80% income replacement for the second year to the fifth year and 60% income replacement thereafter.

Automobile Program

We offer executives an automobile benefit that is competitive with automobile benefits in the Peer Group for comparable positions. Executives have the option of receiving a cash allowance or an automobile provided by the company and are reimbursed for operating expenses related to the automobile.

Separation Arrangements.  As described in detail below, employment agreements for the NEOs specify certain severance benefits to be paid in the event of an involuntary termination of such executive’s employment. We provide separation benefits in order to remain competitive in attracting and retaining executives, and to support organizational changes which may be necessary to support Seagate’s business strategy.

For further details, please refer to the section “Potential Payments Upon Termination” elsewhere in this Proxy Statement.

Impact of Section 162(m) of the Internal Revenue Code.  In general, it is our policy to qualify our executives’ compensation for deductibility under applicable tax laws to the greatest extent possible. The Compensation Committee has considered the potential impact of Section 162(m) of the Code on the compensation paid to our executive officers. In general, Section 162(m) disallows a tax deduction for any publicly held corporation or its subsidiaries for individual compensation exceeding $1 million in any taxable year, unless compensation is considered “performance-based” under the Code. Amounts realized from options granted under our 2001 Share Option Plan (except for options granted after October 27, 2004) are exempt from Section 162(m) under a transition rule applicable for up to three years after our initial public offering in December 2002.

The Executive Bonus Plan and the 2004 Stock Compensation Plan have both been approved by shareholders and are administered by the Compensation Committee. Each plan has been structured with the intention that compensation paid under those plans generally be qualified as “performance-based” and not subject to 162(m). Nevertheless, Restricted Shares granted in fiscal year 2007 to executives subject to 162(m) did in some cases exceed the 162(m) limit. In order to maintain flexibility in compensating our executive officers in a manner designed to promote varying corporate goals, it is not a policy of the Compensation Committee that all executive compensation must be tax-deductible.

Securities Trading.  We believe that short-term investment activity in our securities, such as trading in or writing options, arbitrage trading or “day trading,” is not appropriate under any circumstances, and accordingly such activity is prohibited by Seagate’s Securities Trading Policy. In addition, employees and Board members are prohibited from taking “short” positions in Seagate Technology’s securities. Holding and exercising options or other derivative securities granted under the employee stock option or equity incentive plans is not prohibited by the policy.

Compensation of the Named Executive Officers.  The following tables show, for fiscal year 2007, compensation awarded or paid to, or earned by, Seagate’s CEO, CFO, and three most highly compensated executive officers other than the CEO and CFO, as well as one of our officers who acted as an executive officer during but not at the end of our fiscal year. We refer to these executives collectively herein as the Named Executive Officers (NEOs).

Summary Compensation Table for Fiscal Year 2007

								Change in
								Pension Value
								and
								Nonqualified
							Non-Equity	Deferred
				Stock	Option		Incentive Plan	Compensation	All Other
Name and		Salary	Bonus	Awards	Awards		Compensation	Earnings	Compensation	Total
Principal Position	Year	($)	($)	($)(1)	($)		($)	($)	($)(2)	($)

William D. Watkins Chief Executive Officer	2007	1,000,002	—	695,967	1,692,511		—	—	17,371(3)	3,405,851

Charles C. Pope Executive Vice President and Chief Financial Officer	2007	700,003	—	347,984	2,628,415	(2)	—	—	24,725(4)	3,701,127

David A. Wickersham President and Chief Operating Officer	2007	744,237	—	760,284	1,485,502		—	—	50,180(5)	3,040,203

Brian S. Dexheimer Executive Vice President and Chief Marketing and Sales Officer	2007	615,402	—	760,284	1,417,183		—	—	11,127(6)	2,803,996

Jaroslaw S. Glembocki Senior Vice President of Disc Storage Operations	2007	450,008	—	243,588	801,309		—	—	42,955(7)	1,537,860

James M. Chirico Executive Vice President of Disc Storage Operations(9)	2007	500,011	—	347,984	1,071,066		—	—	13,419(8)	1,932,480

Stock and Option Awards

(1)	Amounts calculated utilizing the provisions of SFAS No. 123R. See Note 3 of the Notes to Consolidated Financial Statements in the company’s Annual Report on Form 10-K for the year ended June 29, 2007 regarding assumptions underlying valuation of equity awards.

Awards made in fiscal year 2007 were granted under the terms of our 2004 Stock Compensation Plan. Amounts shown are awards that were outstanding and expensed in fiscal year 2007, which includes a portion of stock awards granted in prior years.

All Other Compensation

(2)	The All Other Compensation column reports the total amount of other benefits and perquisites provided, none of which individually exceeded the greater of $25,000 or 10% of the total amount of these benefits for the named executive. These other benefits include: (a) bi-annual executive physical examination, (b) spousal travel,

(c) personal use of a company-owned car, (d) car service and maintenance fees for the leased car, (e) personal use of the Company car and driver, and (f) the Company match for the 401K program. For (c) personal use of a company-leased car, and for (d) car service and maintenance fees for the leased car, the amounts reported are from calendar year 2006 and not fiscal year 2007. The amounts provided should provide the shareholders with a representation of the income received pertaining to vehicles. We are working to alter reporting to provide fiscal year reports.

(3)	Mr. Watkins received benefits related to executive physical examination, spousal travel, personal use of a company-owned car, car service and maintenance fees, personal use of the company car and driver and company match for the 401K program. Mr. Watkins utilized the company aircraft for personal use and reimbursed the company for such use based on aggregate incremental costs.

(4)	Mr. Pope received benefits related to executive physical examination, personal use of a company-owned car, car service and maintenance fees, personal use of the company car and driver and company match for the 401K program. Mr. Pope utilized the company aircraft for personal use and reimbursed the company for such use.

(5)	Mr. Wickersham received benefits related to executive physical examination, spousal travel, personal use of a company-owned car, car service and maintenance fees and company match for the 401K program.

(6)	Mr. Dexheimer received benefits related to spousal travel, personal use of a company owned car, car service and maintenance fees and company match for the 401K program.

(7)	Mr. Glembocki received benefits related to executive physical examination, spousal travel, personal use of a company-owned car, maintenance fees for the leased car, car service and company match for the 401K program.

(8)	Mr. Chirico received benefits related to personal use of a company-leased car and company match for the 401K program.

Miscellaneous

(9)	Mr. Chirico was included as an additional NEO pursuant to Item 402 (a)(3)(iv) as he was an executive officer of the company during the fiscal year but not on the last date of the fiscal year.

Grants of Plan-Based Awards for Fiscal Year 2007

						All
						Other	All Other			Grant
						Stock	Option			Date Fair
						Awards:	Awards:	Exercise	Closing	Value of
						Number of	Number of	or Base	Market	Stock
			Estimated Future Payouts Under			Shares	Securities	Price of	Price on	and
			Non-Equity Incentive Plan Awards(1)			of Stock	Underlying	Options	Date of	Option
	Grant	Approval	Threshold	Target	Maximum	or Units	Options	Awards	Grant	Awards
Name	Date	Date	($)	($)	($)	(#)	(#)	($/Sh)(2)	($)	($)

William D. Watkins	—	—	750,001	1,500,002	3,300,005	—	—	—	—	—
Charles C. Pope	—	—	437,502	875,004	1,925,009	—	—	—	—	—
David A. Wickersham	9/15/2006	9/12/2006	484,380	968,760	2,131,272	—	250,000	$21.90	$22.09	1,815,000
	—	—	—	—	—	100,000	—	—	—	2,190,000
Brian S. Dexheimer	9/15/2006	9/12/2006	400,010	800,020	1,760,044	—	200,000	$21.90	$22.09	1,452,000
	—	—	—	—	—	100,000	—	—	—	2,190,000

Jaroslaw S. Glembocki	—	—	180,003	360,006	792,014	—	—	—	—	—

James M. Chirico	—	—	250,006	500,011	1,100,025	—	—	—	—	—

(1)	Amounts shown are estimated payouts for fiscal year 2007 to Messrs. Watkins, Pope, Wickersham, Dexheimer, Glembocki and Chirico under the Executive Bonus Plan. These amounts are based on the individual’s targeted fiscal year 2007 base salary and position. We did not achieve any of the foregoing fiscal year 2007 adjusted non-GAAP EPS measurement thresholds to fund the bonus program. Therefore, no executive received variable pay for the fiscal year performance period as reported in the Summary Compensation Table under the column titled ‘Non-Equity Incentive Plan Compensation.’ For a description of the plan, refer to the Variable Pay section of this Compensation Discussion and Analysis.

(2)	The exercise price for option awards is determined by calculating the average of the high and the low stock price on the grant date.

Outstanding Equity for Fiscal Year 2007

	Option Awards						Stock Awards

										Market
								Number of		Value of
		Number of	Number of					Shares or		Shares or
		Securities	Securities					Units of		Units of
		Underlying	Underlying		Option			Stock That		Stock that
		Unexercised	Unexercised		Exercise	Option	Stock	have not		have not
	Stock Option	Options (#)	Options (#)		Price	Expiration	Award	Vested		Vested (1)
Name	Grant Date	Exercisable	Unexercisable		($)	Date	Date	(#)		($)
William D. Watkins	2/14/2003	348,838	633,336	(2)	$8.22	2/14/2013
	9/27/2005	262,498	337,502	(3)	$15.07	9/27/2012
							10/24/2005	150,000	(5)	3,265,500

Charles C. Pope	7/24/2001	36,414	—		$2.30	7/24/2011
	8/6/2003	766,644	233,356	(4)	$21.42	8/6/2013
	9/16/2004	109,997	90,003	(4)	$13.62	9/16/2011
	9/27/2005	87,499	112,501	(3)	$15.07	9/27/2012
							10/24/2005	75,000	(5)	1,632,750

David A. Wickersham	7/24/2001	69,565	—		$2.30	7/24/2011
	2/3/2003	746,640	133,360	(4)	$9.31	2/3/2013
	9/27/2005	87,499	112,501	(3)	$15.07	9/27/2012
	9/15/2006	—	250,000	(3)	$21.90	9/15/2013
							10/24/2005	75,000	(5)	1,632,750
							9/15/2006	100,000	(5)	2,177,000

Brian S. Dexheimer	2/3/2003	636,640	133,360	(4)	$9.31	2/3/2013
	9/27/2005	87,499	112,501	(3)	$15.07	9/27/2012
	9/15/2006	—	200,000	(3)	$21.90	9/15/2013
							10/24/2005	75,000	(5)	1,632,750
							9/15/2006	100,000	(5)	2,177,000

Jaroslaw S. Glembocki	2/3/2003	199,992	100,020	(4)	$9.31	2/3/2013
	9/27/2005	23,749	56,251	(3)	$15.07	9/27/2012
							10/24/2005	52,500	(5)	1,142,925
	2/3/2003	169,565	—		$2.30	7/24/2011
	9/27/2005	299,998	—		$9.31	2/3/2013

James M. Chirico	2/3/2003	89,980	100,020	(4)	$9.31	2/3/2013
	9/27/2005	13,749	56,251	(3)	$15.07	9/27/2012
	2/3/2006	41,666	83,334	(3)	$25.52	2/3/2013
							10/24/2005	75,000	(5)	1,632,750

(1)	Value is based on the closing price of Seagate’s common stock of $21.77 on June 29, 2007.

(2)	200,000 of the option shares vested on February 14, 2005. 250,000 option shares vested proportionally on a monthly basis over the one year period from February 14, 2005 to February 14, 2006. 300,000 option shares vested proportionally on a monthly basis from February 14, 2006 to February 14, 2007. 350,000 option shares vest proportionally on a monthly basis from February 14, 2007 to February 14, 2008. 400,000 option shares vest proportionally on a monthly basis from February 14, 2008 to February 14, 2009.

(3)	Twenty-five percent vests after one year with 1/36th vesting monthly thereafter.

(4)	Twenty percent vests after one year with 1/48th vesting monthly thereafter.

(5)	Twenty-five percent vesting annually per year from vest commencement date.

Option Exercises and Stock Vested for Fiscal Year 2007

	Option Awards		Stock Awards
	Number of Shares	Value	Number of Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
	Exercise	Exercise	Vesting	Vesting
Name	(#)	($)	(#)	($)
William D. Watkins(1)	380,000	6,852,340	50,000	1,116,750
Charles C. Pope(2)	—	—	25,000	558,375
David A. Wickersham(3)	120,000	2,063,400	25,000	558,375
Brian S. Dexheimer(4)	90,000	1,475,550	25,000	558,375
Jaroslaw S Glembocki(5)	170,000	2,247,556	17,500	390,863
James M. Chirico(6)	545,875	8,328,568	25,000	558,375

(1)	Mr. Watkins exercised 40,000 stock options on July 20, 2006 with an exercise price of $8.22 and a market price of $25.00, 80,000 stock options on November 16, 2006 with an exercise price of $8.22 and a market price of $25.00, 20,000 stock options on December 1, 2006 with an exercise price of $8.22 and a market price of $25.8302, 160,000 stock options on December 20, 2006 with an exercise price of $8.22 and a market price of $27.0021, 20,000 stock options on January 3, 2007 with an exercise price of $8.22 and a market price of $25.75, 20,000 stock options on January 10, 2007 with an exercise price of $8.22 and a market price of $27.00 and 40,000 stock options on February 1, 2007 with an exercise price of $8.22 and a market price of $27.10. He acquired 50,000 shares with a market price of $22.335 per share on October 27, 2006, upon the vest of a restricted award grant.

(2)	Mr. Pope acquired 25,000 shares with a market price of $22.335 per share on October 27, 2006, upon the vest of a restricted award grant.

(3)	Mr. Wickersham exercised 30,000 stock options on November 16, 2006 with an exercise price of $9.305 and a market price of $25.00, 30,000 stock options on November 20, 2006 with an exercise price of $9.305 and a market price of $28.45, 30,000 stock options on December 20, 2006 with an exercise price of $9.305 and a market price of $27.00 and 30,000 option shares on January 24, 2007 at an exercise price of $9.305 and a market price of 28.00. He acquired 25,000 shares with a market price of $22.335 per share on October 27, 2006, upon the vest of a restricted award grant.

(4)	Mr. Dexheimer exercised 50,000 stock options on November 10, 2006 with an exercise price of $9.305 and a market price of $23.50 and 40,000 stock options on January 24, 2007 with an exercise price of $9.305 and a market price of $28.45. He acquired 25,000 shares with a market price of $22.335 per share on October 27, 2006, upon the vest of a restricted award grant.

(5)	Mr. Glembocki exercised 20,000 stock options on February 26, 2007 at an exercise price of $15.065 and a market price of $28.1053. He acquired 17,500 shares with a market price of $22.335 per share on October 27, 2006, upon the vest of a restricted award grant.

(6)	Mr. Chirico exercised 30,000 stock options on August 16, 2006 with an exercise price of $9.305 and a market price of $21.15, 40,000 stock options on November 7, 2006 with an exercise price of $9.305 and a market price of $23.0663, 15,000 stock options on November 16, 2006 with an exercise price of $9.305 and a market price of $25.26, 55,000 stock options on January 26, 2007 of which 25,000 with an exercise price of $9.305 and 30,000 with an exercise price of $15.065 and a market price of $27.00 for the 55,000 shares, 100,000 stock options on February 13, 2007 with an exercise price of $9.305 and a market price of $25.9495, 50,000 stock options on February 21, 2007 with an exercise price of $9.305 and a market price of $26.7619 per share, 55,875 stock options on February 23, 2007 with an exercise price of $2.30 and a market price of $27.7001, 100,000 stock options on April 20,2007 with an exercise price of $9.305 and a market price of $21.1718 and 100,000 stock options on May 15, 2007 with an exercise price of $9.305 and a market price of $21.7031. He acquired 25,000 shares with a market price of $22.335 on October 27, 2006, upon the vest of a restricted award grant.

Nonqualified Deferred Compensation for Fiscal Year 2007

	Executive		Registrant	Aggregate	Aggregate	Aggregate
	Contributions in		Contributions in	Earnings	Withdrawals/	Balance at
	Last FY		Last FY	in Last FY	Distributions	Last FY
Name	($)		($)	($)	($)	($)

William D. Watkins	—		—	—	—	—
Charles C. Pope	—		—	—	—	—
David A. Wickersham	—		—	278,928	—	2,445,980
Brian S. Dexheimer	1,478,294	(1)	—	2,799,883	—	16,292,500
Jaroslaw S. Glembocki	959,313	(2)	—	622,135	—	3,979,939
James M. Chirico	643,445	(3)	—	276,918	—	1,712,392

(1)	Consists of $1,478,294 of bonus payment earned in fiscal year 2006 but paid in fiscal year 2007.

(2)	Consists of $299,028 of base salary and $660,285 of bonus payment earned in fiscal year 2006 but paid in fiscal year 2007.

(3)	Consists of $121,823 of base salary and $521,622 bonus payment earned in fiscal year 2006 but paid in fiscal year 2007.

Information included in the table above includes contributions, earnings, withdrawals, and balances with respect to the Seagate Deferred Compensation Plan (referred to as the Plan). The Plan is an unfunded deferred compensation plan established for a select group of management or highly compensated employees under ERISA. To preserve the tax-deferred status of our plan by the IRS, highly compensated employees can select from a variety of “deemed investment” options that are linked to the gains and losses of externally managed mutual funds. The investment crediting choices are not publicly traded mutual funds and are only available through variable insurance products. The deferrals and any earnings attributed to those deferrals are reflected on the company’s books, but the participant deferral balance remains a general asset of the company. All payments pursuant to the Plan are made from the general assets of the company and no special or separate fund is established, or segregation of assets made to assure payment. Participants do not own any interest in the assets of the company as a result of participating in the plans. The company has established a grantor trust (a “rabbi” trust) for the purpose of accumulating funds to satisfy our obligations under the Plan.

The material terms of the Seagate Deferred Compensation Plan are summarized below:

•	Allows deferral of up to 70% of base pay, up to 100% of bonus paid and/or up to 100% of commissions paid.

•	Distributions can occur for various reasons and will be in compliance with guidelines established under Section 409A of the Code for plan years starting in 2005. Participants may elect to receive distributions upon termination of employment or at a specified time. Participants may elect to receive distributions in lump sum or in quarterly installments over three, five, ten or fifteen years. Subject to certain exceptions, Section 409A of the Code generally requires that distributions to key employees, including the NEOs, may not occur earlier than six months following the NEO’s termination of employment.

Potential Payments upon Termination

Involuntary Termination Without Cause or For Good Reason

We have entered into employment agreements with each of our NEOs which specify certain severance benefits to be paid in the event of an involuntary termination. In the event that the executive’s employment is terminated by us without “cause” (as defined below) or by the executive with “good reason” (as defined below), the NEO will receive the value of continued payment of his base salary and target bonus for one year following termination and he will be entitled to continue to participate in our health, dental and life insurance programs for one year following termination. Severance payments in connection with a termination by us without cause or by the NEO for good reason are conditioned upon the executive’s compliance with restrictive covenants regarding non-competition, confidentiality and invention assignment for 12 months following termination.

“Cause” is defined in the employment agreements to mean (A) the NEO’s continued failure to substantially perform the material duties of his office (other than as a result of total or partial incapacity due to physical or mental illness), (B) embezzlement or theft by the NEO of the company’s property, (C) the commission of any act or acts on NEO’s part resulting in the conviction of such NEO of a felony under the laws of the United States or any state, (D) the NEO’s willful malfeasance or willful misconduct in connection with the NEO’s duties to the company or any other act or omission which is materially injurious to the financial condition or business reputation of the company or any of its subsidiaries or affiliates, or (E) a material breach by the NEO of the material terms of the employment agreement, the Management Stockholders Agreement dated as of November 22, 2000, or any non-compete, non-solicitation or confidentiality provisions to which the NEO is subject. However, no termination shall be deemed for Cause under clause (A), (D) or (E) unless the NEO is first given written notice by the company of the specific acts or omissions which the company deems constitute grounds for a termination for Cause and is provided with at least 30 days after such notice to cure the specified deficiency.

“Good Reason” is defined in the employment agreements to mean the NEO’s resignation of his employment with the company as a result of the following actions, which actions remain uncured for at least 30 days following written notice from the NEO to the company describing the occurrence of such events and asserting that such events constitute grounds for a Good Reason resignation, provided notice of such resignation is given to the company within 60 days after the expiration of the cure period: (A) without the NEO’s express written consent, any material reduction in the level of the NEO’s authority or duties from those set forth in the employment agreement; (B) without the NEO’s express written consent, a reduction of 10% or more in the level of the base salary, target annual bonus or employee benefits to be provided to the NEO under the employment agreement, other than a reduction implemented with the consent of the NEO or a reduction that is equivalent to reductions in base salaries, bonus opportunities and/or employee benefits, as applicable, imposed on all other senior executives of the company at a similar level within the company (provided that the use of private aircraft shall not be deemed an employee benefit for these purposes); or (C) the relocation of the NEO to a principal place of employment more than 50 miles from the NEO’s current principal place of employment, without the NEO’s express written consent.

Each of the restricted stock bonus agreements that we have entered into with our NEOs provides that upon a termination of continuous service for any reason, vesting will cease and the company shall automatically reacquire all of the unvested restricted stock without payment of consideration. The grant agreements related to issuance of stock options provide that upon termination, other than on account of death or disability, there is no acceleration of unvested options and unvested options are cancelled effective as of the termination date. However, with the exception of a termination by the company for cause, each NEO will have an additional period of time to exercise options that were vested as of the date of termination.

The following table sets forth the estimated value of the potential payments to each NEO, assuming termination of the executive by us without cause or by the executive with good reason on June 29, 2007.

Severance Payments upon Involuntary Termination

			Health, Dental
			and Life
	Base	Target	Insurance
	Salary	Bonus	Benefits	Total
Name	($)	($)	($)	($)

William D. Watkins	1,000,002	1,500,000	16,323	2,516,325
Charles C. Pope	700,003	875,000	15,437	1,590,440
David A. Wickersham	775,008	968,750	15,437	1,759,195
Brian S. Dexheimer	640,016	800,000	15,437	1,455,453
Jaroslaw S. Glembocki	450,008	360,006	16,323	826,337
James M. Chirico	500,011	500,001	15,437	1,015,449

Termination on Account of Death or Disability

The employment agreements also provide that upon termination of employment due to the death or “disability” (as defined below) of the NEO, the executive or his estate will be entitled to a pro rata portion of any target bonus for the fiscal year in which the termination occurred on the basis of the actual performance by the executive during the portion of the fiscal year that he was employed by us prior to his death or disability.

Each of the restricted stock bonus agreements that we have entered into with our NEOs provides that upon a termination of continuous service for any reason, including on account of death or disability, vesting will cease and the company shall automatically reacquire all of the unvested restricted stock without payment of consideration. However, upon a termination on account of death, the NEO will be deemed to have completed an additional year of service as of the termination date.

The grant agreements related to issuance of stock options provide that upon termination on account of death, the NEO will be deemed to have completed an additional year of service for purposes of determining the portion of a stock option which is vested.

An NEO will be considered to have a “disability” under the employment agreements, restricted stock bonus agreements and option agreements if the NEO is physically or mentally incapacitated and is therefore unable for a period of six consecutive months or for an aggregate of nine months in any twenty-four consecutive month period to perform his duties.

The following table sets forth the estimated value of the potential payments to each NEO, assuming termination of the executive on account of his death on June 29, 2007.

Severance Payments upon Death

	Target	Vesting of	Vesting of
	Bonus	Stock Options	Restricted Stock	Total
Name	($)	($)(1)	($)(1)	($)

William D. Watkins	1,500,000	5,974,081	1,088,500	8,562,581
Charles C. Pope	875,000	731,224	544,250	2,150,474
David A. Wickersham	968,750	1,997,576	1,088,500	4,054,826
Brian S. Dexheimer	800,000	1,997,576	1,088,500	3,886,076
Jaroslaw S. Glembocki	360,006	1,414,374	380,975	2,155,355
James M. Chirico	500,001	1,414,374	544,250	2,458,625

(1)	Amounts are calculated assuming that the market price per share of Seagate’s common shares on the date of termination of employment was equal to the closing price on June 29, 2007 ($21.77) and are based on the difference between $21.77 and the exercise price of options held by the NEO.

The following table sets forth the estimated value of the potential payments to each NEO, assuming termination of the executive on account of his disability on June 29, 2007.

Severance Payments upon Disability

Target Bonus
Name	($)

William D. Watkins	1,500,000
Charles C. Pope	875,000
David A. Wickersham	968,750
Brian S. Dexheimer	800,000
Jaroslaw S. Glembocki	360,006
James M. Chirico	500,001

Change in Control Payments

In accordance with our option grant agreements with each of our NEOs, upon a change in control of Seagate (as defined below), if the successor company does not assume or replace the options with substitute options that preserve both the intrinsic value and the rights and benefits of the option immediately prior to the change in control, then all of the options accelerate and become fully vested at least 10 days prior to the consummation of the change in control. Thereafter, the option terminates upon the consummation of the change in control.

With the exception of the foregoing paragraph, none of our NEOs are entitled to any change in control benefits.

A “change in control” is defined in our 2004 Stock Compensation Plan to mean “ the occurrence of any of the following events: (i) the sale, exchange, lease or other disposition of all or substantially all of the assets of the Company to a person or group of related persons, as such terms are defined or described in Sections 3(a)(9) and 13(d)(3) of the Exchange Act (other than to Silver Lake Partners and its affiliates, Texas Pacific Group and its affiliates, or any group controlled by one or more of the foregoing), that will continue the business of the Company in the future; (ii) a merger or consolidation involving the Company in which the voting securities of the Company owned by the shareholders of the Company immediately prior to such merger or consolidation do not represent, after conversion if applicable, more than fifty percent (50%) of the total voting power of the surviving controlling entity outstanding immediately after such merger or consolidation; provided that any person who (1) was a beneficial owner (within the meaning of Rules 13d-3 and 13d-5 promulgated under the Exchange Act) of the voting securities of the Company immediately prior to such merger or consolidation, and (2) is a beneficial owner of more than 20% of the securities of the Company immediately after such merger or consolidation, shall be excluded from the list of “shareholders of the Company immediately prior to such merger or consolidation” for purposes of the preceding calculation; (iii) any person or group (other than Silver Lake Partners and its affiliates, Texas Pacific Group and its affiliates, or any group controlled by one or more of the foregoing) is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power of the voting stock of the Company (including by way of merger, consolidation or otherwise) and the representatives of Silver Lake Partners and its affiliates, Texas Pacific Group and its affiliates, or any group in which any of the foregoing is a member, individually or in the aggregate, cease to have the ability to elect a majority of the Board (for the purposes of this clause (iii), a member of a group will not be considered to be the Beneficial Owner of the securities owned by other members of the group); (iv) during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the board (together with any new directors whose election by such board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office, who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board then in office; or (v) a dissolution or liquidation of the Company.

Amendments to Employment Agreements

We are currently in the process of amending the employment agreements described above in order to comply with Section 409A of the Code. The amendments are expected to be technical and should not change the termination payments described above.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis above with management and the Board. In reliance on the review and discussions referred to above, the Compensation Committee recommended to the Board, and the Board approved, the inclusion of the Compensation Discussion and Analysis in this Proxy Statement and incorporation by reference into Seagate’s Annual Report on Form 10-K for the year ended June 29, 2007.

COMPENSATION COMMITTEE

James A. Davidson, Chairman
Gregorio Reyes
John W. Thompson

REPORT OF THE AUDIT COMMITTEE

Our management is responsible for preparing and presenting our financial statements, and our independent registered public accounting firm, Ernst & Young LLP, is responsible for performing an independent audit of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board. One of the Audit Committee responsibilities is to monitor and oversee these processes. In connection with the preparation of the financial statements as of and for the fiscal year ended June 29, 2007, the Audit Committee performed the following tasks:

(1) reviewed and discussed the audited financial statements for fiscal year 2007 with management and with Ernst & Young LLP;

(2) reviewed and discussed with management its assessment and report on the effectiveness of our internal control over financial reporting as of June 29, 2007, which it made using the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission in Internal Control-Integrated Framework;

(3) reviewed and discussed with Ernst & Young LLP its attestation report on management’s assessment of internal control over financial reporting and its review and report on our internal control over financial reporting. We published these reports in our Annual Report on Form 10-K for the fiscal year ended June 29, 2007;

(4) discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees”, including Ernst & Young LLP’s judgment about the quality, in addition to the acceptability, of our accounting principles and underlying estimates in our financial statements; and

(5) received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees”, and discussed with the independent accountants their independence from management and from us.

Based upon these reviews and discussions, the Audit Committee recommended, and the Board of Directors approved, that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended June 29, 2007 for filing with the SEC.

Respectfully submitted,
THE AUDIT COMMITTEE

Donald E. Kiernan, Chairman
Frank J. Biondi, Jr.
Lydia M. Marshall

PROPOSAL 2 — AMENDMENTS TO 2004 STOCK COMPENSATION PLAN

General.  The Board is seeking the approval of our shareholders to amend the 2004 Stock Compensation Plan (the “2004 Plan”) as described below.

The 2004 Plan governs the grant of stock-based awards to our employees, directors, and consultants. Its purpose is to promote our long-term growth and financial success by providing incentives to our employees, directors, and consultants through grants of stock-based awards. These awards are intended to tie the 2004 Plan participants’ interests directly to shareholder interests and encourage individual and cooperative behavior that enhances our success. The 2004 Plan was unanimously approved by our Board on August 5, 2004 and approved by our shareholders on October 28, 2004. On October 26, 2006, our shareholders approved an amendment to the 2004 Plan to increase the number of shares available under the plan. On September 14, 2007, our Board approved certain additional amendments to the 2004 Plan (described below), subject to approval of shareholders.

Proposed Amendments to the 2004 Plan

The Board adopted, subject to approval of our shareholders, the following amendments to the 2004 Plan. The 2004 Plan, as amended, would permit automatic awards of restricted stock bonuses, restricted stock units, phantom stock units, performance share bonuses or performance share units (referred to as “Full-Value Share Awards”) to our non-employee directors in addition to or in lieu of automatic grants of stock options. Under the existing 2004 Plan, non-employee directors are entitled to an automatic grant of nonstatutory stock options upon their initial election to our Board and receive additional automatic grants of nonstatutory stock options each year. The proposed amendments to the 2004 Plan would permit the independent members of the Board to determine whether the initial and/or annual grants to non-employee directors would be comprised solely of nonstatutory stock options, solely of Full-Value Share Awards, or some combination thereof. The purpose of these amendments is to assist our non-employee directors in reaching and maintaining the share ownership levels that we require. Our stock ownership guidelines require each non-management director to establish and maintain during board service, ownership of at least 10,000 shares of Seagate Technology stock. We believe that grants of Full-Value Share Awards will increase our non-management directors’ share ownership and prove helpful in maintaining their ongoing compliance with our ownership guidelines. Furthermore, the amendments will give us additional flexibility in compensating our non-employee directors in order to remain competitive and to provide appropriate incentives to our non-employee directors.

The Board also amended the 2004 Plan, subject to shareholder approval, to permit the Compensation Committee of the Board to grant to plan participants Full-Value Share Awards under the 2004 Plan that are structured to satisfy the requirements for “performance-based” compensation within the meaning of Section 162(m) of the Internal Revenue Code (“Section 162(m)”). The Board believes that it is in the best interests of Seagate and our shareholders to provide for an equity incentive plan under which equity-based compensation awards made to our executive officers can qualify for full deductibility by us for federal income tax purposes. In general, under Section 162(m), in order for us to be able to deduct compensation in excess of $1 million paid in any one year to our CEO or any of our three other most highly compensated executive officers (other than our CFO), such compensation must qualify as “performance-based”. One of the requirements of “performance-based” compensation for purposes of Section 162(m) is that the material terms of the performance goals under which compensation may be paid be disclosed to, and approved by, our shareholders. For purposes of Section 162(m) the material terms include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goal be based and (iii) the maximum amount of compensation that can be paid to an employee under the performance goal. With respect to Full-Value Share Awards under the 2004 Plan, as amended, each of these aspects is discussed below, and shareholder approval of the 2004 Plan is intended to constitute approval of each of these aspects of the 2004 Plan for purposes of the approval requirements of Section 162(m).

As amended, the 2004 Plan would permit the Compensation Committee to grant Full-Value Share Awards that are intended to satisfy the requirements of “performance-based” compensation under Section 162(m), the grant, vesting or retention of which could be based on any one or more of the performance criteria set forth below. The Compensation Committee may also base the grants, vesting or retention of such awards on derivations of such performance criteria, either individually, alternatively or in any combination, applied to either the company as a whole or to a business unit or subsidiary, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre- established target, to previous years’ results or to a designated comparison group, in each case as specified by the committee:

•	pre- and after-tax income;

•	net income (before or after taxes);

•	operating income;

•	net earnings;

•	net operating income (before or after taxes);

•	operating margin;

•	gross margin;

•	cash flow;

•	earnings per share;

•	return on equity;

•	return on assets, investments or capital employed;

•	pre-tax profit;

•	revenue;

•	market share;

•	cash flow (before or after dividends);

•	cost reductions or savings;

•	funds from operations;

•	total shareholder return;

•	stock price;

•	earnings before any one or more of the following items: interest, taxes, depreciation or amortization;

•	market capitalization;

•	economic value added;

•	operating ratio;

•	product development or release schedules;

•	new product innovation;

•	cost reductions;

•	implementation of our critical processes or projects;

•	customer service or customer satisfaction;

•	product quality measures.

•	other standards of financial performance; and/or

•	personal performance evaluations.

The full text of the 2004 Plan is included as Appendix A to this Proxy Statement, as it would read if this proposal were to be approved by our shareholders. Below is a summary of certain key provisions of the 2004 Plan, which is qualified in its entirety by reference to the full text of the 2004 Plan.

Description of the 2004 Plan

Eligibility.  All of our employees, including our executive officers, all of the members of the Board and our consultants may participate in the 2004 Plan.

Types of Awards.  The types of awards that are available for grant under the Plan are:

•	incentive stock options;

•	nonstatutory stock options;

•	restricted stock bonuses;

•	restricted stock purchase rights;

•	stock appreciation rights;

•	phantom stock units;

•	restricted stock units;

•	performance share bonuses; and

•	performance share units.

Share Reserve.  A total of 63,500,000 of our common shares currently are reserved for issuance under the 2004 Plan, and the total number of common shares that may be covered by awards pursuant to which participants may receive the full value of the stock is 10,000,000 shares. Specifically, this limit applies to Full-Value Share Awards. Common shares covered by awards that expire, are canceled, terminate, are repurchased by us at cost or reacquired by us prior to vesting, or are redeemed for cash rather than shares, again will be available for grant under the 2004 Plan. Currently, no employee is eligible to be granted options or stock appreciation rights covering more than 10,000,000 common shares during any fiscal year. As a result of the amendments to the 2004 Plan, this limit will be expanded to cover all stock awards and not be limited to options and stock appreciation rights, such that no employee will be eligible to be granted stock awards under the 2004 Plan covering more than 10,000,000 common shares during any fiscal year.

Adjustments by our Board of Directors.  The number of shares issued or reserved pursuant to the 2004 Plan or for grants of Full-Value Share Awards, the share limits on grants to a given participant, the number of shares and exercise price for option grants to Eligible Directors (as defined below), and the number of shares and exercise or base price for outstanding awards, is subject to adjustment on account of mergers, consolidations, reorganizations, recapitalizations, reincorporations, stock splits, spinoffs, stock dividends, extraordinary dividends and distributions, liquidating dividends, combinations or exchanges of shares, changes in corporate structure or other transactions in which we do not receive any consideration.

Administration of the 2004 Plan.  Our Board has delegated administration of the 2004 Plan to the Compensation Committee. The Compensation Committee, or our Board if the delegation of authority to the Compensation Committee is terminated or limited in the future, has the authority to:

•	designate participants in the 2004 Plan;

•	determine the type(s), number, terms and conditions of awards, as well as the timing and manner of grant;

•	interpret the 2004 Plan; establish, adopt or revise any rules and regulations to administer the 2004 Plan; and

•	make all other decisions and determinations that may be required under the 2004 Plan.

Options.  The 2004 Plan provides that incentive stock options must have an exercise price that is at least equal to 100% of, and nonstatutory stock options must have an exercise price equal to at least 85% of, the fair market value of our common stock on the date the option is granted. To the extent permitted in his or her option agreement, an option holder may exercise an option by payment of the exercise price (1) in cash, (2) according to a deferred payment or similar arrangement, (3) pursuant to a “same day sale” program, (4) by the surrender of shares of common shares already owned by the option holder or (5) by a combination approved by our Board. In the event of the option holder’s termination, the option holder generally has up to three months (up to one year if the termination is due to disability and one year for the option holder’s beneficiary if the termination is due to the option holder’s death) from termination to exercise his or her vested options.

Automatic Awards to Non-Employee Directors.  Pursuant to the existing 2004 Plan, a director who neither is employed by us nor receives a management fee from us (an “Eligible Director”) automatically receives an initial grant of options to purchase up to 100,000 common shares on the date that the Eligible Director commences service on our Board, provided, however, that if the new director was, prior to the commencement of board service, an officer or member of the Board of an entity the stock, assets and/or business of which has been acquired by Seagate, the number of shares of the initial grant shall be determined by the existing members of the Board, but shall not exceed 100,000 shares. These options have a per share exercise price equal to the fair market value of our common stock on the date of grant and generally vest at the rate of 25% per year for four years. Each Eligible Director also automatically receives an annual grant of options to purchase 25,000 common shares on the date the Eligible Director is re-elected, provided that he or she has served as a director for a period of at least six months prior to re-election. These options have a per share exercise price equal to the fair market value of our common shares on the date of such Eligible Director’s re-election and generally vest at the rate of 25% per year for four years.

If the proposed amendments to the 2004 Plan are approved by our shareholders, Eligible Directors may also receive Full-Value Share Awards as part of their initial grant or their annual automatic grants. The proposed amendments to the 2004 Plan allow the independent members of the Board to determine whether the initial and/or annual grants to Eligible Directors would be comprised solely of nonstatutory stock options, solely of Full-Value Share Awards, or some combination thereof. The number of shares of the initial grant will continue to be limited to 100,000 shares. If any portion of the initial grant is comprised of nonstatutory options, they will be counted against the initial grant limit on a one-for-one basis and if any portion of the initial grant is comprised of Full-Value Share Awards, the number of shares of common stock subject to such awards will be counted against the initial grant limit as three shares for every one share subject to such Full-Value Stock Award. Similarly, annual grants will continue to be limited to 25,000 shares with nonstatutory options counted on a one-for-one basis and Full-Value Stock Awards on a three-to-one basis.

Restricted Stock Bonuses and Performance Share Bonuses.  Restricted stock bonuses and performance share bonuses are grants of common shares not requiring any monetary consideration, but subject to restrictions, as determined by our Board. Generally, unless the participant’s award agreement provides otherwise, the participant may not sell, transfer, or otherwise dispose of the shares issued in the participant’s name at the time of grant until those conditions are met. The vesting of restricted stock bonus awards generally are based on the participant’s continuous service; the vesting of performance share bonus awards are based on the achievement of certain performance criteria, as determined by our Board. In the event a participant’s continuous service terminates or a participant fails to meet performance criteria, all unvested shares as of the date of termination are reacquired by us at no cost to us.

Restricted Stock Purchase Rights.  Restricted stock purchase rights entitle a participant to purchase common shares that are subject to restrictions determined by our Board. The purchase price is determined by our Board but is at least 85% of the fair market value of our common shares on the date of such award. Generally, unless the participant’s award agreement provides otherwise, the participant may not sell, transfer, or otherwise dispose of the shares issued in the participant’s name at the time of grant until those conditions are met. The vesting of restricted stock purchase rights is determined by our Board for each grant. In the event a participant’s continuous service terminates, all unvested shares as of the date of termination may be repurchased by us at the same price paid to us by the participant.

Stock Appreciation Rights.  Our Board may grant stock appreciation rights independently of or in connection with an option grant. The base price per share of a stock appreciation right shall be at least 85% of the fair market value of our common shares on the date of grant. Generally, each stock appreciation right entitles a participant upon redemption to an amount equal to (a) the excess of (1) the fair market value on the redemption date of one common share over (2) the base price, times (b) the number of common shares covered by the stock appreciation right being redeemed. To the extent a stock appreciation right is granted concurrently with an option grant, the redemption of the stock appreciation right will proportionately reduce the number of common shares subject to the concurrently granted option. Payment shall be made in common shares or in cash, or a combination of both, as determined by our Board.

Phantom Stock Units.  A phantom stock unit is the right to receive the value of one common share, redeemable upon terms and conditions set by our Board. Distributions upon redemption of phantom stock units may be in common shares valued at fair market value on the date of redemption or in cash, or a combination of both, as determined by our Board.

Restricted Stock Units and Performance Share Units.  Our Board may also award restricted stock units or performance share units, both of which entitle the participant to receive the value of one common share per unit at the time the unit vests, with delivery of such value (distributed in common shares or in cash) on a date chosen by the participant to the extent permitted by law. For restricted stock units, vesting generally is based on the participant’s continuous service; for performance share units, vesting is based on the achievement of certain performance criteria, as determined by our Board. In the event a participant’s continuous service terminates or a participant fails to meet performance criteria, all unvested common shares as of the date of termination will be subject to our reacquisition at no cost to us.

Performance-Based Compensation Under Section 162(m).  If approved by our shareholders, the 2004 Plan would permit the Compensation Committee to specify that an award or a portion of an award is intended to satisfy the requirements for “performance-based” compensation under Section 162(m) of the Code, provided that the performance criteria for such award or portion of an award that is intended by the Compensation Committee to satisfy the requirements for “performance-based” compensation under Section 162(m) of the Code will be a measure based on one or more of the performance criteria described above under “Proposed Amendments to the 2004 Plan” selected by the Compensation Committee and specified at the time the award is granted. However, nothing in the 2004 Plan, as amended, would require that awards granted under it be designated to satisfy Section 162(m)’s requirements for “performance-based” compensation, and the Compensation Committee may in its discretion grant or amend awards that may not be deductible by us. Notwithstanding satisfaction of any performance goals, the number of shares issued under or the amount paid under an award may, to the extent specified in the award agreement, be reduced by the Compensation Committee on the basis of such further considerations as the committee in its sole discretion shall determine.

If approved by our shareholders, the 2004 Plan would provide that the Compensation Committee (i) will appropriately adjust any evaluation of performance under performance criteria intended to satisfy the requirements of “performance-based” compensation to eliminate the effects of charges for restructurings, discontinued operations, extraordinary items and all items of gain, loss or expense determined to be extraordinary or unusual in nature or related to the disposal of a segment of a business or related to a change in accounting principle all as determined in accordance with standards established by opinion No. 30 of the Accounting Principles Board or other applicable or successor accounting provisions, as well as the cumulative effect of accounting changes, in each case as determined in accordance with generally accepted accounting principles or identified in our financial statements or notes to the financial statements and (ii) may appropriately adjust any evaluation of performance under performance criteria intended to satisfy the requirements of “performance-based” compensation to exclude any of the following events that occurs during a performance period: (A) asset write-downs; (B) litigation, claims, judgments or settlements; (C) the effect of changes in tax law, accounting principles or other laws or provisions affecting reported results; (D) accruals for reorganization and restructuring programs; and (E) accruals of any amount for payment under the 2004 Plan or any other compensation arrangement maintained by us.

Transferability.  Unless otherwise determined by our Board or provided for in a written agreement evidencing an award, awards granted under the 2004 Plan are not transferable other than by will or by the laws of descent and distribution.

Change of Control.  In the event of a change of control, as defined in the 2004 Plan, other than dissolution, our Board may provide for the (1) assumption or continuation of any stock awards outstanding under the Plan, (2) issuance of substitute awards that will substantially preserve the terms of any awards, (3) cash payment in exchange for the cancellation of an award or (4) termination of an award upon the consummation of the change of control, but only if the participant has been permitted to exercise or redeem an option or stock appreciation right prior to the change of control. Furthermore, at any time our Board may provide for the acceleration of exercisability and/or vesting of an award. In the event of the dissolution of the company, all outstanding awards will terminate immediately prior to dissolution.

Amendment or Termination.  Our Board may amend, suspend, or terminate the 2004 Plan in any respect at any time, subject to shareholder approval, if such approval is required by applicable law of stock exchange rules. However, no amendment to the 2004 Plan may materially impair any of the rights of a participant under any awards previously granted, without his or her consent.

Term.  Unless earlier terminated by the Board, the 2004 Plan will expire on October 28, 2014. No awards will be granted under the Plan after that date.

Share Price.  On September 10, 2007, the closing price of our common shares on the New York Stock Exchange was $24.85 per share.

Certain Federal Income Tax Consequences.  We believe that, based on the laws as in effect on the date of this Proxy Statement, the following are the principal federal income tax consequences to participants and to us of options and other awards granted under the Plan. This summary is not a complete analysis of all potential tax consequences relevant to participants and to us and does not describe tax consequences based on particular circumstances. State, local, and foreign tax laws are not discussed.

Stock Options.  When a nonstatutory stock option is granted, there are no income tax consequences for the option holder or us. When a nonstatutory stock option is exercised, in general, the option holder recognizes compensation equal to the excess of the fair market value of the underlying common stock on the date of exercise over the option price. We are entitled to a deduction equal to the compensation recognized by the option holder for our taxable year that ends with or within the taxable year in which the option holder recognized the compensation.

When an incentive stock option is granted, there are no income tax consequences for the option holder or us. When an incentive stock option is exercised, the option holder does not recognize income and we do not receive a deduction. The option holder, however, must treat the excess of the fair market value of the underlying common stock on the date of exercise over the option price as an item of adjustment for purposes of the alternative minimum tax.

If the option holder disposes of the underlying common stock after the option holder has held the common stock for at least two years after the incentive stock option was granted and one year after the incentive stock option was exercised, the amount the option holder receives upon the disposition over the exercise price is treated as long-term capital gain for the option holder. We are not entitled to a deduction. If the option holder makes a “disqualifying disposition” of the underlying common stock by disposing of the common stock before it has been held for at least two years after the date the incentive stock option was granted and one year after the date the incentive stock option was exercised, the option holder recognizes compensation income equal to the excess of (1) the fair market value of the underlying common stock on the date the incentive option was exercised or, if less, the amount received on the disposition over (2) the option price. We are entitled to a deduction equal to the compensation recognized by the option holder for our taxable year that ends with or within the taxable year in which the option holder recognized the compensation.

Stock Appreciation Rights and Phantom Stock Units.  When a stock appreciation right or phantom stock unit is granted, there are no income tax consequences for the participant or us. When a phantom stock unit vests, generally the participant recognizes compensation equal to the cash and/or shares received, with the shares valued at fair market value as of the date of receipt. When a stock appreciation right is redeemed, in general, the participant recognizes compensation equal to the cash and/or the fair market value of the shares received upon redemption. We are entitled to a deduction equal to the compensation recognized by the participant.

Stock Units and Restricted Stock.  Generally, when a stock unit (whether as a restricted stock unit or performance stock unit) or a share of restricted stock (whether as a restricted stock bonus, restricted stock purchase right or performance share bonus) is granted, there are no income tax consequences for the participant or us. Upon the payment to the participant of common shares with respect to stock units or the lapse of restrictions on restricted stock, the participant, generally, recognizes compensation equal to the fair market value of the shares as of the date of delivery or release. We are entitled to a deduction equal to the compensation recognized by the participant.

Limits on Deductions.  Under Section 162(m) of the Internal Revenue Code, compensation paid to our CEO and the three other most highly paid executive officers (other than our CFO) in a particular year is limited to $1 million per person, except that compensation that is performance-based, pursuant to Section 162(m), will be excluded for purposes of calculating the amount of compensation subject to this $1 million limitation. Our ability to deduct compensation paid to any other executive officer or employee is generally not affected by this provision. Certain of the proposed amendments to the 2004 Plan are intended to allow the Compensation Committee to grant Full-Value Awards under the 2004 Plan that may, if and to the extent determined appropriate by the Compensation Committee, satisfy the requirements of “performance-based” compensation under Section 162(m). We expect that nonqualified stock options and incentive stock options should qualify as performance-based compensation. The Compensation Committee may establish performance conditions and other terms with respect to grants of Full-Value Awards in order to qualify such grants as performance-based compensation for purposes of Section 162(m) of the Code. However, nothing in the 2004 Plan requires that awards granted under it be designed to satisfy Section 162(m)’s requirements for “performance-based compensation,” and the Compensation Committee may in its discretion grant or amend awards that may not be deductible by us.

New Plan Benefits.  Future awards under the 2004 Plan to our executive officers, employees and consultants are made at the discretion of the Compensation Committee. At this time, therefore, the benefits that may be received by our executive officers and other employees if our shareholders approve the proposed amendment to the 2004 Plan cannot be determined, and we have not included a table reflecting such benefits and awards. By way of background, please see the “Compensation Discussion and Analysis” and related compensation tables for a discussion of our executive compensation philosophy and for information regarding equity awards to our NEOs in fiscal year 2007.

If the amendments to the 2004 Plan are approved by our shareholders, our Eligible Directors will receive an annual grant of 10,000 options and 5,000 shares of restricted stock. In addition, on September 13, 2007, we granted the awards of options and performance-based restricted stock set forth in the table below to our CEO and certain executive vice presidents. The performance share grants included performance-based criteria that are intended to satisfy the requirements of Section 162(m), and each performance share bonus award specifically stated that it is contingent upon receiving shareholder approval of the amendments to the 2004 Plan.

Performance
Name and Position	Share Bonus(1)

William D. Watkins, Chief Executive Officer	750,000
David A. Wickersham, President and Chief Operating Officer	50,000
Brian S. Dexheimer, Executive Vice President and Chief Marketing and Sales Officer	17,000
Charles C. Pope, Executive Vice President and Chief Financial Officer	42,000
Other Executive Vice Presidents as a group	66,000

Total	925,000

(1)	Represents the maximum amount receivable if all of the performance-based criteria set forth in the award agreements are satisfied.

From October 28, 2004 (the date on which the 2004 Plan was approved by our shareholders) through September 13, 2007, the individuals or groups listed below have been granted the following share awards, which include the awards in the table above:

		Restricted/
		Performance
	Options	Share
Name and Principal Position or Group	Granted	Awards

William D. Watkins(1)	1,200,000	950,000
Chief Executive Officer
Charles C. Pope(2)	575,000	142,000
Executive Vice President and Chief Financial Officer
David A. Wickersham(3)	850,000	250,000
President and Chief Operating Officer
Brian S. Dexheimer(4)	550,000	217,000
Executive Vice President and Chief Marketing and Sales Officer
Jaroslaw S. Glembocki(5)	185,000	70,000
Senior Vice President of Disc Storage Operations
James M. Chirico	225,000	100,000
Executive Vice President of Disc Storage Operations
All Current Executives, as a group (including Named Executive Officers)(6)	5,817,500	1,997,000
All Current Non-Employee Directors, as a group	600,000	—
All Employees, as a group (including current executives)(6)	33,180,526	2,105,000

(1)	Includes 600,000 options granted on September 13, 2007. Includes a performance share bonus of 750,000 shares granted on September 13, 2007 pending approval under the amendment to the 2004 Plan on October 25, 2007.

(2)	Includes 375,000 options granted on September 13, 2007. Includes a performance share bonus of 42,000 shares granted on September 13, 2007 pending approval under the amendment to the 2004 Plan on October 25, 2007.

(3)	Includes 400,000 options granted on September 13, 2007. Includes a performance share bonus of 50,000 shares granted on September 13, 2007 pending approval under the amendment to the 2004 Plan on October 25, 2007.

(4)	Includes 150,000 options granted on September 13, 2007. Includes a performance bonus award of 17,000 shares granted on September 13, 2007 pending approval under the amendment to the 2004 Plan on October 25, 2007.

(5)	Includes 85,000 options granted on September 13, 2007.

(6)	Includes 2,075,000 options granted on September 13, 2007. Includes performance share bonus awards of 925,000 shares granted on September 13, 2007 pending approval under the amendment to the 2004 Plan on October 25, 2007.

Vote Required

The affirmative vote of a majority of all the votes cast by holders of common shares represented in person or by proxy at the Annual General Meeting is necessary to approve the amendments to the 2004 Stock Compensation Plan.

Recommendation of the Board

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE AMENDMENTS TO THE 2004 STOCK COMPENSATION PLAN.

PROPOSAL 3 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP served as our independent registered public accounting firm for the fiscal year ended June 29, 2007. The Audit Committee has selected and appointed Ernst & Young LLP to audit the financial statements of Seagate Technology for the fiscal year ending June 27, 2008. The Board of Directors, upon the recommendation of the Audit Committee, is asking Seagate Technology’s shareholders to ratify such appointment because we value our shareholders’ views on the company’s independent registered public accounting firm and as a matter of good corporate practice.

A representative of Ernst & Young LLP is expected to be present at the Annual General Meeting and he or she will have the opportunity to make a statement, if he or she so desires, and will be available to respond to any appropriate questions from shareholders.

Vote Required.  The affirmative vote of a majority of all the votes cast by holders of common shares represented in person or by proxy at the Annual General Meeting is necessary to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of Seagate Technology.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF SEAGATE TECHNOLOGY.

INFORMATION ABOUT THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fees Paid to Independent Registered Public Accounting Firm

The aggregate fees paid or accrued by us for professional services provided by Ernst & Young LLP in fiscal years 2007 and 2006 are set forth below.

	Fiscal Year
	2007	2006
	(In thousands)

Audit Fees	$6,163	$7,654
Audit-Related Fees	469	782
Tax Fees	540	1,339
All Other Fees	6	8

Total	$7,178	$9,783

Audit Fees.  This category includes the audit of our internal controls and related compliance required under Section 404 of the Sarbanes-Oxley Act of 2002, the audit of our consolidated financial statements included in our annual report on Form 10-K, the review of financial statements included in our quarterly reports on Form 10-Q and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years. These fees are lower in fiscal year 2007 compared to fiscal year 2006 due to audit activities related to the Maxtor acquisition in fiscal year 2006.

Audit-Related Fees.  This category consists of assurance and related services provided by Ernst & Young LLP that were reasonably related to the performance of the audit or review of our financial statements and which are not reported above under “Audit Fees”. The services corresponding to the fees disclosed under this category include: for fiscal year 2007, due diligence procedures relating to the EVault acquisition, and for fiscal year 2006, due diligence procedures relating to the Maxtor acquisition. For fiscal years 2007 and 2006, this category includes: benefit plan, pension plan and grant audits and advice on accounting matters that arose during those years in connection with the preparation of our financial statements.

Tax Fees.  This category consists of professional services provided by Ernst & Young LLP for tax services, including tax compliance, tax advice and expatriate tax services.

All Other Fees.  This category primarily consists of fees for the use of Ernst & Young LLP’s online accounting research tool for fiscal years 2007 and 2006.

In fiscal years 2007 and 2006, all audit, audit related, tax and all other fees were pre-approved by the Audit Committee. Under the SEC rules, subject to certain permitted de minimis criteria, pre-approval is required for all professional services rendered by the company’s principal accountant for all services rendered on or after May 6, 2003. We are in compliance with these SEC rules.

In making its recommendation to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 27, 2008, the Audit Committee considered whether the services provided to us by Ernst & Young LLP are compatible with maintaining the independence of Ernst & Young LLP from us. The Audit Committee has determined that the provision of these services by Ernst & Young LLP is compatible with maintaining that independence.

Pre-Approval of Services by Independent Registered Public Accounting Firm

The Audit Committee charter requires the committee to pre-approve any audit or permitted non-audit services to be provided to us by our independent registered public accounting firm, Ernst & Young, LLP, in advance of such services being provided to us. The process for such pre-approval provides that the Audit Committee pre-approve all audit, audit-related, tax and other permissible non-audit services provided by our independent registered public accounting firm on an annual basis, and additional services as needed. The Chairman of the Audit Committee has the delegated authority from the Audit Committee to pre-approve audit or permitted non-audit services where the company deems it necessary or advisable that such services commence prior to the next regularly scheduled Audit Committee meeting (provided that the Audit Committee Chair must report to the full Audit Committee on any pre-approval determinations).

Compensation Committee Interlocks and Insider Participation

The members of our Compensation Committee during fiscal year 2007 were Messrs. Davidson, Reyes and Thompson. None of these individuals were officers or employees of Seagate Technology or any of its subsidiaries, at any time during the fiscal year ended June 29, 2007, nor have any of these individuals ever been officers of Seagate Technology or any of its subsidiaries. No executive officers of Seagate Technology served on the compensation committee of any other entity, or as a director of an entity, that employs any of the members of the Compensation Committee during fiscal year 2007.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, and the related rules of the SEC require our directors and officers, and any person who beneficially owns more than ten percent of our common shares, to file reports of securities ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC. Such officers, directors and greater than ten percent shareholders are also required by SEC rules to furnish us with copies of all Section 16(a) forms that they file.

Based solely on our review of the copies of such forms furnished to us and written representations from our directors and executive officers, we believe that all Section 16(a) filing requirements were met in fiscal year 2007, with the following exceptions: James Davidson, a member of our Board, received an option grant on October 26, 2006. We filed a Form 4 on October 31, 2006. Brian Dexheimer, our Executive Vice President and Chief Marketing and Sales Officer, indirectly sold 70,000 shares (Silver Sea Limited Partnership) on November 22, 2006. We filed a Form 4 on November 27, 2006. William Hudson, our Executive Vice President, General Counsel and Corporate Secretary gifted 1,060 shares on May 31, 2006. We filed the Form 5 on November 16, 2006. Stephen Luczo, our Chairman of the Board, indirectly sold 25,000 shares (Stephen J. Luczo Revocable Trust), indirectly sold 8,333 shares (Red Zone Holdings Limited Partnership) and indirectly sold 8,333 shares (Red Zone Holdings II) on February 2, 2007. We filed a Form 4 on February 7, 2007. In addition, on May 26, 2006, the Stephen J. Luczo

Revocable Trust (indirect holdings of Mr. Luczo) gifted 75,000 shares and Red Zone Holdings Limited Partnership (indirect holdings of Mr. Luczo) gifted 27,624 shares. We filed the Form 5 on November 16, 2006. Karen Rogge, a former executive officer of the Company gifted 200 shares on May 26, 2006. We filed the Form 5 on November 16, 2006.

SUBMISSION OF FUTURE SHAREHOLDER PROPOSALS AND NOMINATIONS

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, some shareholder proposals may be eligible for inclusion in our 2008 Proxy Statement. These shareholder proposals must be submitted, along with proof of ownership of our shares in accordance with Rule 14a-8(b)(2), to 920 Disc Drive, Scotts Valley, California 95066, Attention: William L. Hudson, Corporate Secretary. We must receive all submissions no later than May 27, 2008. We strongly encourage any shareholder interested in submitting a proposal to contact our Corporate Secretary in advance of this deadline to discuss the proposal, and shareholders may want to consult knowledgeable counsel with regard to the detailed requirements of applicable securities laws. Submitting a shareholder proposal does not guarantee that we will include it in our Proxy Statement. The Nominating and Corporate Governance Committee reviews all shareholder proposals and makes recommendations to the Board for action on such proposals. For information on recommending individuals for consideration as nominees, see the “Corporate Governance — Board Committees and Charters — Nominating and Corporate Governance Committee” section of this Proxy Statement.

Alternatively, pursuant to our Third Amended and Restated Memorandum and Articles of Association, if a shareholder does not want to submit a proposal for the 2008 Annual General Meeting of Shareholders for inclusion in our Proxy Statement under Rule 14a-8, or intends to nominate a person as a candidate for election to the Board directly, the shareholder may submit the proposal or nomination no earlier than April 28, 2008 and no later than May 27, 2008. If the date of the 2008 annual meeting is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 30 days from the anniversary of the 2007 Annual General Meeting (a situation that we do not anticipate), the shareholder must submit any such proposal or nomination not earlier than the 150th day prior to such Annual General Meeting and not later than the later of the 120th day prior to such Annual General Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. The shareholder’s submission must be made by a registered shareholder on his or her behalf or on behalf of the beneficial owner of the shares, and must include information set forth below. We will not entertain any proposals or nominations at the Annual General Meeting that do not meet these requirements. If the shareholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Securities Exchange Act of 1934, as amended, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such shareholder proposal or nomination. The procedures require that written notice of such nomination be received by Seagate Technology at 920 Disc Drive, Scotts Valley, California 95066, Attention: William L. Hudson, Corporate Secretary.

•	as to each person whom the shareholder proposes to nominate for election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and

•	as to the shareholder giving the notice (i) the name and address of such shareholder, as it appears on the Register of Members, (ii) the number of shares that are owned by such shareholder, (iii) a representation that the shareholder is a holder of record of common shares entitled to vote at such meeting, and intends to appear in person or by proxy at the meeting to propose such nomination and (iv) a statement as to whether the shareholder, intends, or is part of a group that intends, (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of Seagate Technology’s outstanding share capital required to approve or elect the nominee and/or (y) otherwise to solicit proxies from shareholders in support of such nomination.

INCORPORATION BY REFERENCE

To the extent that this Proxy Statement is incorporated by reference into any other filing by us under the Securities Act of 1933 or the Securities Exchange Act of 1934, the sections of this Proxy Statement entitled “Report of the Compensation Committee,” “Report of the Audit Committee” (to the extent permitted by the rules of the SEC) will not be deemed incorporated, unless specifically provided otherwise in that other filing.

ANNUAL REPORT

A copy of our combined annual report to shareholders and annual report on Form 10-K (excluding exhibits) for the fiscal year ended June 29, 2007 accompanies this Proxy Statement. An additional copy, including exhibits, will be furnished without charge to beneficial shareholders or shareholders of record upon request to Investor Relations, Seagate Technology, 920 Disc Drive, Mail Stop SV01D4, Scotts Valley, California 95066, or upon calling (831) 439-5337.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

The broker, bank or other nominee for any shareholder who is a beneficial owner, but not the record holder, of the company’s shares may deliver only one copy of the company’s Proxy Statement and annual report to multiple shareholders who share the same address, unless that broker, bank or other nominee has received contrary instructions from one or more of the shareholders. The company will deliver promptly, upon written or oral request, a separate copy of the Proxy Statement and annual report to a shareholder at a shared address to which a single copy of the documents was delivered. A shareholder who wishes to receive a separate copy of the Proxy Statement and annual report, now or in the future, should submit their request to the company by telephone at (831) 439-5337, or by submitting a written request to Investor Relations, Seagate Technology, 920 Disc Drive, Mail Stop SV01D4, Scotts Valley, California 95066. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and annual reports and wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all shareholders at the shared address in the future.

By Order of the Board of Directors,

William L. Hudson
Executive Vice President, General
Counsel and Corporate Secretary

September 21, 2007

Appendix A

SEAGATE TECHNOLOGY

2004 STOCK COMPENSATION PLAN

Adopted by Board on August 5, 2004

Approved by Stockholders on October 28, 2004

Termination Date: October 28, 2014

I.  PURPOSES.

1.1.  Eligible Stock Award Recipients.  The persons eligible to receive Stock Awards are the Employees, Directors and Consultants of the Company and its Affiliates.

1.2.  Available Stock Awards.  The purpose of the Plan is to provide a means by which eligible recipients of Stock Awards may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Stock Awards including, but not limited to: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Restricted Stock Bonuses, (iv) Restricted Stock Purchase Rights, (v) Stock Appreciation Rights, (vi) Phantom Stock Units, (vii) Restricted Stock Units, (viii) Performance Share Bonuses, and (ix) Performance Share Units.

1.3.  General Purpose.  The Company, by means of this new Plan, which is intended to replace the Company’s 2001 Stock Option Plan (“Predecessor Plan”), seeks to provide incentives for the group of persons eligible to receive Stock Awards to align their long-term interests with those of the Company’s shareholders and to perform in a manner individually and collectively that enhances the success of the Company and its Affiliates. Stock Awards granted under the Predecessor Plan shall continue to be governed by the terms of the Predecessor Plan in effect on the date of grant of such award.

II.  DEFINITIONS.

2.1.  “Affiliate” means generally with respect to the Company, any entity directly, or indirectly through one or more intermediaries, controlling or controlled by (but not under common control with) the Company. Solely with respect to the granting of any Incentive Stock Options, Affiliate means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

2.2.  “Beneficial Owner” means the definition given in Rule 13d-3 promulgated under the Exchange Act.

2.3.  “Board” means the Board of Directors of the Company.

2.4.  “Change of Control” means the occurrence of any of the following events:

(i) The sale, exchange, lease or other disposition of all or substantially all of the assets of the Company to a person or group of related persons, as such terms are defined or described in Sections 3(a)(9) and 13(d)(3) of the Exchange Act (other than to Silver Lake Partners and its affiliates, Texas Pacific Group and its affiliates, or any group controlled by one or more of the foregoing), that will continue the business of the Company in the future;

(ii) A merger or consolidation involving the Company in which the voting securities of the Company owned by the shareholders of the Company immediately prior to such merger or consolidation do not represent, after conversion if applicable, more than fifty percent (50%) of the total voting power of the surviving controlling entity outstanding immediately after such merger or consolidation; provided that any person who (1) was a beneficial owner (within the meaning of Rules 13d-3 and 13d-5 promulgated under the Exchange Act) of the voting securities of the Company immediately prior to such merger or consolidation, and (2) is a beneficial owner of more than 20% of the securities of the Company immediately after such merger or consolidation, shall be excluded from the list of “shareholders of the Company immediately prior to such merger or consolidation” for purposes of the preceding calculation;

(iii) Any person or group (other than Silver Lake Partners and its affiliates, Texas Pacific Group and its affiliates, or any group controlled by one or more of the foregoing) is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power of the voting stock of the Company (including by way of merger, consolidation or otherwise) and the representatives of Silver Lake Partners and its affiliates, Texas Pacific Group and its affiliates, or any group in which any of the foregoing is a member, individually or in the aggregate, cease to have the ability to elect a majority of the Board (for the purposes of this clause (iii), a member of a group will not be considered to be the Beneficial Owner of the securities owned by other members of the group);

(iv) During any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board (together with any new Directors whose election by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the Directors of the Company then still in office, who were either Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board then in office; or

(v) A dissolution or liquidation of the Company.

2.5.  “Code” means the Internal Revenue Code of 1986, as amended.

2.6.  “Committee” means a committee of one or more members of the Board (or other individuals who are not members of the Board to the extent allowed by law) appointed by the Board in accordance with Section 3.3 of the Plan.

2.7.  “Common Stock” means the common shares of the Company.

2.8.  “Company” means Seagate Technology, a limited company domiciled in the Cayman Islands.

2.9.  “Consultant” means any person, including an advisor, (i) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (ii) who is a member of the board of directors of an Affiliate. However, the term “Consultant” shall not include either Directors who are not compensated by the Company for their services as a Director or Directors who are compensated by the Company solely for their services as a Director.

2.10.  “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a Director will not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by the Company or an Affiliate, including sick leave, military leave or any other personal leave.

2.11.  “Covered Employee” means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to shareholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

2.12.  “Director” means a member of the Board of Directors of the Company.

2.13.  “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code for all Incentive Stock Options. For all other Stock Awards, “Disability” means physical or mental incapacitation such that for a period of six (6) consecutive months or for an aggregate of nine (9) months in any twenty-four (24) consecutive month period, a person is unable to substantially perform his or her duties. Any question as to the existence of that person’s physical or mental incapacitation as to which the person or person’s representative and the Company cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to the person and the Company. If the person and the Company or an Affiliate cannot agree as to a qualified independent physician, each shall appoint such a physician and those two (2) physicians shall select a third (3rd)who shall make such determination in writing. The determination of Disability made in writing to the Company or an Affiliate and the person shall be final and conclusive for all purposes of the Stock Awards.

2.14.  “Eligible Director” means any Director who: (i) is not employed by the Company and (ii) does not receive a financial management fee from the Company and is not employed by any entity that receives such a fee.

2.15.  “Employee” means any person employed by the Company or an Affiliate. Service as a Director or compensation by the Company or an Affiliate solely for services as a Director shall not be sufficient to constitute “employment” by the Company or an Affiliate.

2.16.  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.17.  “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange (including the New York Stock Exchange) or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the arithmetic mean of the high and low selling prices of such stock as reported on such date on the Composite Tape of the principal national securities exchange on which such stock is listed or admitted to trading, or if no Composite Tape exists for such national securities exchange on such date, then on the principal national securities exchange on which such stock is listed or admitted to trading, or if the stock is not listed or admitted to trading on a national securities exchange, the arithmetic mean of the per Share closing bid price and per Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted), or if no sale of stock shall have been reported on such Composite Tape or such national securities exchange on such date or quoted on the National Association of Securities Dealers Automated Quotation System on such date, then the immediately preceding date on which sales of the stock have been so reported or quoted shall be used.

(ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

(iii) For any reference to Fair Market Value in the Plan used to establish the price at which the Company shall sell Common Stock to a Participant under the terms and conditions of a Stock Award (such as a Stock Award of Options, Restricted Stock Purchase Rights or Stock Appreciation Rights), the date as of which this definition shall be applied shall be the grant date of such Stock Award.

2.18.  “Full-Value Stock Award” shall mean any of a Restricted Stock Bonus, Restricted Stock Units, Phantom Stock Units, Performance Share Bonus, or Performance Share Units.

2.19.  “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

2.20.  “Non-Employee Director” means a Director who either (i) is not a current Employee or Officer of the Company or its parent or a subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or a subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

2.21.  “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

2.22.  “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

2.23.  “Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

2.24.  “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

2.25.  “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

2.26.  “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an “affiliated corporation” at any time and is not currently receiving direct or indirect remuneration from the Company or an “affiliated corporation” for services in any capacity other than as a Director; or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

2.27.  “Participant” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

2.28.  “Performance Share Bonus” means a grant of shares of the Company’s Common Stock not requiring a Participant to pay any amount of monetary consideration, and subject to the provisions of Section 8.6 of the Plan.

2.29.  “Performance Share Unit” means the right to receive the value of one (1) share of the Company’s Common Stock at the time the Performance Share Unit vests, with the further right to elect to defer receipt of that value otherwise deliverable upon the vesting of an award of Performance Share Units. These Performance Share Units are subject to the provisions of Section 8.7 of the Plan.

2.30.  “Phantom Stock Unit” means the right to receive the value of one (1) share of the Company’s Common Stock, subject to the provisions of Section 8.4 of the Plan.

2.31.  “Plan” means this 2004 Stock Compensation Plan of Seagate Technology.

2.32.  “Qualifying Performance Criteria” means any one or more of the following performance criteria, or derivations of such performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee: (a) pre- and after-tax income; (b) net income (before or after taxes); (c) operating income; (d) net earnings; (e) net operating income (before or after taxes); (f) operating margin; (g) gross margin; (h) cash flow; (i) earnings per share; (j) return on equity; (k) return on assets, investments or capital employed; (l) pre-tax profit; (m) revenue; (n) market share; (o) cash flow (before or after dividends); (p) cost reductions or savings; (q) funds from operations; (r) total stockholder return; (s) stock price; (t) earnings before any one or more of the following items: interest, taxes, depreciation or amortization; (u) market capitalization; (v) economic value added; (w) operating ratio; (x) product development or release schedules; (y) new product innovation; (z) cost reductions; (aa) implementation of our critical processes or projects; (bb) customer service or customer satisfaction; or (cc) product quality measures.

2.33.  “Restricted Stock Bonus” means a grant of shares of the Company’s Common Stock not requiring a Participant to pay any amount of monetary consideration, and subject to the provisions of Section 8.1 of the Plan.

2.34.  “Restricted Stock Purchase Right” means the right to acquire shares of the Company’s Common Stock upon the payment of the agreed-upon monetary consideration, subject to the provisions of Section 8.2 of the Plan.

2.35.  “Restricted Stock Unit” means the right to receive the value of one (1) share of the Company’s Common Stock at the time the Restricted Stock Unit vests, with the further right to elect to defer receipt of that value otherwise deliverable upon the vesting of an award of restricted stock to the extent permitted in the Participant’s agreement. These Restricted Stock Units are subject to the provisions of Section 8.5 of the Plan.

2.36.  “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule l6b-3, as in effect from time to time.

2.37.  “Securities Act” means the Securities Act of 1933, as amended.

2.38.  “Stock Appreciation Right” means the right to receive an amount equal to the Fair Market Value of one (1) share of the Company’s Common Stock on the day the Stock Appreciation Right is redeemed, reduced by the deemed exercise price or base price of such right, subject to the provisions of Section 8.3 of the Plan.

2.39.  “Stock Award” means any Option award, Restricted Stock Bonus award, Restricted Stock Purchase Right award, Stock Appreciation Right award, Phantom Stock Unit award, Restricted Stock Unit award, Performance Share Bonus award, Performance Share Unit award, or other stock-based award. These Awards may include, but are not limited to those listed in Section 1.2.

2.40.  “Stock Award Agreement” means a written agreement between the Company and a holder of a Stock Award setting forth the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

2.41.  “Ten Percent Shareholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

III.  ADMINISTRATION.

3.1.  Administration by Board.  The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in Section 3.3.

3.2.  Powers of Board.  The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; what type or combination of types of Stock Award shall be granted; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to a Stock Award; and the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

(ii) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii) To amend the Plan or a Stock Award as provided in Section 15 of the Plan.

(iv) Generally, to exercise such powers and to perform such acts as the Board deems necessary, desirable, convenient or expedient to promote the best interests of the Company that are not in conflict with the provisions of the Plan.

(v) To adopt sub-plans and/or special provisions applicable to Stock Awards regulated by the laws of a jurisdiction other than and outside of the United States. Such sub-plans and/or special provisions may take precedence over other provisions of the Plan, with the exception of Section 4 of the Plan, but unless otherwise superseded by the terms of such sub-plans and/or special provisions, the provisions of the Plan shall govern.

3.3.  Delegation to Committee.

(i) General.  The Board may delegate administration of the Plan to a Committee or Committees of one or more individuals, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee, as applicable), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

(ii) Committee Composition when Common Stock is Publicly Traded.  At such time as the Common Stock is publicly traded, in the discretion of the Board, a Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. Within the scope of such authority, the Board or the Committee may (1) delegate to a committee of one or more individuals who are not Outside Directors the authority to grant Stock Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code and/or (2) delegate to a committee of one or more individuals who are not Non-Employee Directors the authority to grant Stock Awards to eligible persons who are either (a) not then subject to Section 16 of the Exchange Act or (b) receiving a Stock Award as to which the Board or Committee elects not to comply with Rule 16b-3 by having two or more Non-Employee Directors grant such Stock Award.

3.4.  Effect of Board’s Decision.  All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

IV.  SHARES SUBJECT TO THE PLAN.

4.1.  Share Reserve.  Subject to the provisions of Section 14 of the Plan relating to adjustments upon changes in Common Stock, the maximum aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards shall not exceed twenty seven million five hundred thousand (63,500,000) shares, provided that each Stock Award granted will reduce the share reserve by one (1) share upon the issuance of a share at the time of grant, exercise or redemption, as applicable. To the extent that a distribution pursuant to a Stock Award is made in cash, the share reserve shall remain unaffected. In addition, the maximum aggregate number of shares of Common Stock that may be issued pursuant to Full-Value Stock Awards shall not exceed ten million (10,000,000) shares of Common Stock (“Full-Value Stock Award Share Reserve”).

4.2.  Reversion of Shares to the Share Reserve.  If any Stock Award shall for any reason (i) expire, be cancelled or otherwise terminate, in whole or in part, without having been exercised or redeemed in full, (ii) be reacquired by the Company prior to vesting, or (iii) be repurchased at cost by the Company prior to vesting, the shares of Common Stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan, and if subject to a Full-Value Stock Award, shall also reduce the number of shares of Common Stock issued against the Full-Value Stock Award Share Reserve. To the extent that a Stock Award granted under the Plan is redeemed by payment in cash rather than shares of Common Stock according to its terms, the shares of Common Stock subject to the redeemed portion of the Stock Award shall revert to and again become available for issuance under the Plan.

4.3.  Source of Shares.  The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

V.  ELIGIBILITY.

5.1.  Eligibility for Specific Stock Awards.  Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.

5.2.  Ten Percent Shareholders.  A Ten Percent Shareholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

5.3.  Annual Section 162(m) Limitation.  Subject to the provisions of Section 14 of the Plan relating to adjustments upon changes in the shares of Common Stock, no Employee shall be eligible to be granted Stock Awards covering more than ten million (10,000,000) shares of Common Stock during any fiscal year.

5.4.  Individual Full-Value Stock Award Limitation over Life of Plan.  Subject to the provisions of Section 14 of the Plan relating to adjustments upon changes in the shares of Common Stock, no individual shall be eligible to be issued more than ten million (10,000,000) shares of Common Stock under all Full-Value Stock Awards (i.e., Restricted Stock Bonuses, Restricted Stock Units, Phantom Stock Units, Performance Share Bonuses, and Performance Share Units, but not Incentive Stock Options, Nonstatutory Stock Options, or Stock Appreciation Rights for which an annual limit is provided under Section 5.3) granted to such individual under the Plan.

5.5.  Consultants.

(i) A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Company determines both (1) that such grant (A) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (B) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (2) that such grant complies with the securities laws of all other relevant jurisdictions.

(ii) Form S-8 generally is available to consultants and advisors only if (A) they are natural persons; (B) they provide bona fide services to the issuer, its parents, its majority owned subsidiaries; and (C) the services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the issuer’s securities.

VI.  OPTION PROVISIONS.

Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

6.1 Term.  Subject to the provisions of Section 5.2 of the Plan regarding grants of Incentive Stock Options to Ten Percent Shareholders, no Option shall be exercisable after the expiration of seven (7) years from the date it was granted.

6.2 Exercise Price of an Incentive Stock Option.  Subject to the provisions of Section 5.2 of the Plan regarding Ten Percent Shareholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

6.3 Exercise Price of a Nonstatutory Stock Option.  The exercise price of each Nonstatutory Stock Option shall be not less than eighty-five percent (85%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

6.4 Consideration.  The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash or by check at the time the Option is exercised or (ii) at the discretion of the Board at the time of the grant of the Option (or subsequently in the case of a Nonstatutory Stock Option): (1) by delivery to the Company of other Common Stock, (2) according to a deferred payment or other similar arrangement with the Optionholder, including use of a promissory note, (3) pursuant to a “same day sale” program, or (4) by some combination of the foregoing. Unless otherwise specifically provided in the Option, the purchase price of Common Stock acquired pursuant to an Option that is paid by delivery to the

Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). At any time that the Company is incorporated in Delaware, payment of the Common Stock’s “par value,” as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the market rate of interest and contain such other terms and conditions necessary to avoid a charge to earnings for financial accounting purposes as a result of the use of such deferred payment arrangement.

6.5 Transferability of an Incentive Stock Option.  An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

6.6 Transferability of a Nonstatutory Stock Option.  A Nonstatutory Stock Option shall be transferable to the extent provided in the Option Agreement. If the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

6.7 Vesting Generally.  Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Board. The vesting provisions of individual Options may vary. The provisions of this Section 6.7 are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

6.8 Termination of Continuous Service.  In the event an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.

6.9 Extension of Termination Date.  An Optionholder’s Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act or other applicable securities law, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in the Option Agreement or (ii) the expiration of a period of three (3) months after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements or other applicable securities law.

6.10 Disability of Optionholder.  In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement) or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

6.11 Death of Optionholder.  In the event (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder’s death pursuant to Section 6.5 or 6.6 of the Plan, but only within the period ending on the earlier of (l) the date twelve (12) months following the date of death (or such longer or shorter period specified in the Option Agreement) or (2) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

6.12 Early Exercise.  The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate.

VII.  NON-DISCRETIONARY STOCK AWARDS FOR ELIGIBLE DIRECTORS.

In addition to any other Stock Awards that Eligible Directors may be granted on a discretionary basis under the Plan, each Eligible Director of the Company shall be automatically granted without the necessity of action by the Board, the following Stock Award grants:

7.1.  Initial Stock Award Grant.

(i) Form of Initial Stock Award.  On the date that a Director commences service on the Board and satisfies the definition of an Eligible Director, an initial grant of Nonstatutory Stock Options and/or Full-Value Stock Awards shall automatically be made to that Eligible Director (collectively, the “Initial Grant”). The existing independent members of the Board shall determine which portion of each Initial Grant will be granted in the form of a Nonstatutory Stock Option, if any, and which portion of each Initial Grant will be granted in the form of a Full-Value Stock Award, if any.

(ii) Number of Shares Subject to Initial Stock Award Grant.  Subject to the provisions of Section 14 of the Plan, the number of shares of Common Stock covered by the Initial Grant shall be determined by the existing independent members of the Board, and shall in no event exceed one hundred thousand (100,000) shares (“Initial Grant Limit”); provided that (a) the number of shares of Common Stock subject to that portion, if any, of the Initial Grant awarded in the form of a Nonstatutory Stock Option shall be counted against the Initial Grant Limit on a one-for-one basis and (b) the number of shares of Common Stock subject to that portion, if any, of the Initial Grant awarded in the form of a Full-Value Stock Award shall be counted against the Initial Grant Limit as three shares for every one share subject to such Full-Value Stock Award.

(iii) Other Terms.  The exercise price of any Nonstatutory Stock Options granted as part of an Initial Grant shall be one hundred percent (100%) of the Fair Market Value of the Company’s Common Stock subject to the option on the date the option is granted. The maximum term of any Nonstatutory Stock Options granted as part of an Initial Grant shall be seven (7) years. Nonstatutory Stock Options and/or Full-Value Stock Awards granted as part of an Initial Grant shall generally vest and become exercisable over a period of four (4) years in equal annual installments provided that the Director remains in Continuous Service during that period. In all other respects, Stock Awards granted pursuant to an Initial Grant shall contain in substance the same terms and conditions either as set forth in Section 6 with respect to Options, or as set forth in Section 8 with respect to Full-Value Stock Awards, as applicable. If at the time a Director commences service on the Board, the Director does not satisfy the definition of an Eligible Director, such Director shall not be entitled to an Initial Grant at any time, even if such Director subsequently becomes an Eligible Director.

7.2.  Annual Stock Award Grant.

(i) Form of Annual Stock Award.  An annual grant of Nonstatutory Stock Options and/or Full-Value Stock Awards (collectively, the “Annual Grant”) shall automatically be made to each Director who (1) is re-elected to the Board, (2) is an Eligible Director on the relevant grant date, and (3) has served as a Director for a period of at least six (6) months. The existing independent members of the Board shall determine which portion of each Annual Grant will be granted in the form of a Nonstatutory Stock Option, if any, and which portion of each Annual Grant will be granted in the form of a Full-Value Stock Award, if any.

(ii) Number of Shares Subject to Annual Stock Award Grant.  Subject to the provisions of Section 14 of the Plan, the number of shares of Common Stock covered by the Annual Grant shall be determined by the existing independent members of the Board, and shall in no event exceed twenty five thousand (25,000) shares (“Annual Grant Limit”); provided that (a) the number of shares of Common Stock subject to that portion, if any, of the Annual Grant awarded in the form of a Nonstatutory Stock Option shall be counted against the Annual Grant Limit on a one-for-one basis and (b) the number of shares of Common Stock subject to that portion, if any, of the Annual Grant awarded in the form of a Full-Value Stock Award shall be counted against the Annual Grant Limit as three shares for every one share subject to such Full-Value Stock Award.

(iii) Other Terms.  The exercise price of any Nonstatutory Stock Options granted as part of an Annual Grant shall be one hundred percent (100%) of the Fair Market Value of the Company’s Common Stock subject to the option on the date the option is granted. The maximum term of any Nonstatutory Stock Options granted as part of an Annual Grant shall be seven (7) years. Nonstatutory Stock Options and/or Full-Value Stock Awards granted as part of an Annual Grant shall generally vest and become exercisable over a period of four (4) years in equal annual installments provided that the Director remains in Continuous Service during that period. In all other respects, Stock Awards granted pursuant to an Annual Grant shall contain in substance the same terms and conditions either as set forth in Section 6 with respect to Options, or as set forth in Section 8 with respect to Full-Value Stock Awards, as applicable. If at the time a Director commences service on the Board, the Director does not satisfy the definition of an Eligible Director, such Director shall not be entitled to an Annual Grant at any time, even if such Director subsequently becomes an Eligible Director.

VIII.  PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS.

8.1.  Restricted Stock Bonus Awards.  Each Restricted Stock Bonus agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. Restricted Stock Bonuses shall be paid by the Company in shares of the Common Stock of the Company. The terms and conditions of Restricted Stock Bonus agreements may change from time to time, and the terms and conditions of separate Restricted Stock Bonus agreements need not be identical, but each Restricted Stock Bonus agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration.  A Restricted Stock Bonus may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit.

(ii) Vesting.  Vesting shall generally be based on the Participant’s Continuous Service. Shares of Common Stock awarded under the Restricted Stock Bonus agreement shall be subject to a share reacquisition right in favor of the Company in accordance with a vesting schedule to be determined by the Board.

(iii) Termination of Participant’s Continuous Service.  In the event a Participant’s Continuous Service terminates, the Company shall reacquire any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the Restricted Stock Bonus agreement.

(iv) Transferability.  Rights to acquire shares of Common Stock under the Restricted Stock Bonus agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Bonus agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the Restricted Stock Bonus agreement remains subject to the terms of the Restricted Stock Bonus agreement.

8.2.  Restricted Stock Purchase Awards.  Each Restricted Stock Purchase agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of the Restricted Stock Purchase agreements may change from time to time, and the terms and conditions of separate Restricted Stock Purchase agreements need not be identical, but each Restricted Stock Purchase agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Purchase Price.  The purchase price under each Restricted Stock Purchase agreement shall be such amount as the Board shall determine and designate in such Restricted Stock Purchase agreement. The purchase price shall not be less than eighty-five percent (85%) of the Common Stock’s Fair Market Value on the date such award is made or at the time the purchase is consummated.

(ii) Consideration.  The purchase price of Common Stock acquired pursuant to the Restricted Stock Purchase agreement shall be paid either: (A) in cash or by check at the time of purchase; (B) at the discretion of the Board, according to a deferred payment or other similar arrangement with the Participant, including use of a promissory note; or (C) in any other form of legal consideration that may be acceptable to the Board in its discretion; provided, however, that at any time that the Company is incorporated in Delaware, then payment of the Common Stock’s “par value,” as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

(iii) Vesting.  The Board shall determine the criteria under which shares of Common Stock under the Restricted Stock Purchase agreement may vest; the criteria may or may not include performance criteria or Continuous Service. Shares of Common Stock acquired under the Restricted Stock Purchase agreement may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

(iv) Termination of Participant’s Continuous Service.  In the event a Participant’s Continuous Service terminates, the Company may repurchase any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the Restricted Stock Purchase agreement.

(v) Transferability.  Rights to acquire shares of Common Stock under the Restricted Stock Purchase agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Purchase agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the Restricted Stock Purchase agreement remains subject to the terms of the Restricted Stock Purchase agreement.

8.3. Stock Appreciation Rights.  Two types of Stock Appreciation Rights (“SARs”) shall be authorized for issuance under the Plan: (1) stand-alone SARs and (2) stapled SARs.

(i) Stand-Alone SARs.  The following terms and conditions shall govern the grant and redeemability of stand-alone SARs:

(A) The stand-alone SAR shall cover a specified number of underlying shares of Common Stock and shall be redeemable upon such terms and conditions as the Board may establish. Upon redemption of the stand-alone SAR, the holder shall be entitled to receive a distribution from the Company in an amount equal to the excess of (i) the aggregate Fair Market Value (on the redemption date) of the shares of Common Stock underlying the redeemed right over (ii) the aggregate base price in effect for those shares.

(B) The number of shares of Common Stock underlying each stand-alone SAR and the base price in effect for those shares shall be determined by the Board in its sole discretion at the time the stand-alone SAR is granted. In no event, however, may the base price per share be less than eighty-five percent (85%) of the Fair Market Value per underlying share of Common Stock on the grant date.

(C) The distribution with respect to any redeemed stand-alone SAR may be made in shares of Common Stock valued at Fair Market Value on the redemption date, in cash, or partly in shares and partly in cash, as the Board shall in its sole discretion deem appropriate.

(ii) Stapled SARs.  The following terms and conditions shall govern the grant and redemption of stapled SARs:

(A) Stapled SARs may only be granted concurrently with an Option to acquire the same number of shares of Common Stock as the number of such shares underlying the stapled SARs.

(B) Stapled SARs shall be redeemable upon such terms and conditions as the Board may establish and shall grant a holder the right to elect among (i) the exercise of the concurrently granted Option for shares of Common Stock, whereupon the number of shares of Common Stock subject to the stapled SARs shall be reduced by an equivalent number, (ii) the redemption of such stapled SARs in exchange for a distribution from the Company in an amount equal to the excess of the Fair Market Value (on the redemption date) of the number of vested shares which the holder redeems over the aggregate base price for such vested shares, whereupon the number of shares of Common Stock subject to the concurrently granted Option shall be reduced by any equivalent number, or (iii) a combination of (i) and (ii).

(C) The distribution to which the holder of stapled SARs shall become entitled under this Section 8 upon the redemption of stapled SARs as described in Section 8.3(ii)(B) above may be made in shares of Common Stock valued at Fair Market Value on the redemption date, in cash, or partly in shares and partly in cash, as the Board shall in its sole discretion deem appropriate.

8.4.  Phantom Stock Units.  The following terms and conditions shall govern the grant and redeemability of Phantom Stock Units:

(i) Phantom Stock Unit awards shall be redeemable by the Participant to the Company upon such terms and conditions as the Board may establish. The value of a single Phantom Stock Unit shall be equal to the Fair Market Value of a share of Common Stock, unless the Board otherwise provides in the terms of the Stock Award Agreement.

(ii) The distribution with respect to any exercised Phantom Stock Unit award may be made in shares of Common Stock valued at Fair Market Value on the redemption date, in cash, or partly in shares and partly in cash, as the Board shall in its sole discretion deem appropriate.

8.5.  Restricted Stock Units.  The following terms and conditions shall govern the grant and redeemability of Restricted Stock Units:

A Restricted Stock Unit is the right to receive the value of one (1) share of the Company’s Common Stock at the time the Restricted Stock Unit vests. To the extent permitted by the Committee in the terms of his or her agreement, a Participant may elect to defer receipt of the value of the shares of Common Stock otherwise deliverable upon the vesting of an award of Restricted Stock Units, so long as such deferral election complies with applicable law, including to the extent applicable, the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). An election to defer such delivery shall be irrevocable and shall be made in writing on a form acceptable to the Company. The election form shall be filed prior to the vesting date of such Restricted Stock Units in a manner determined by the Board. When the Participant vests in such Restricted Stock Units, the Participant will be credited with a number of Restricted Stock Units equal to the number of shares of Common Stock for which delivery is deferred. Restricted Stock Units may be paid by the Company by delivery of shares of Common Stock, in cash, or a combination thereof, as the Board shall in its sole discretion deem appropriate, in accordance with the timing and manner of payment elected by the Participant on his or her election form, or if no deferral election is made, as soon as administratively practicable following the vesting of the Restricted Stock Unit.

Each Restricted Stock Unit agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Restricted Stock Unit agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit agreements need not be identical, but each Restricted Stock Unit agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration.  A Restricted Stock Unit may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit.

(ii) Vesting.  Vesting shall generally be based on the Participant’s Continuous Service. Shares of Common Stock awarded under the Restricted Stock Unit agreement shall be subject to a share reacquisition right in favor of the Company in accordance with a vesting schedule to be determined by the Board.

(iii) Termination of Participant’s Continuous Service.  In the event a Participant’s Continuous Service terminates, the Company shall reacquire any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the Restricted Stock Unit agreement.

(iv) Transferability.  Rights to acquire the value of shares of Common Stock under the Restricted Stock Unit agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Unit agreement, as the Board shall determine in its discretion, so long as any Common Stock awarded under the Restricted Stock Unit agreement remains subject to the terms of the Restricted Stock Unit agreement.

8.6.  Performance Share Bonus Awards.  Each Performance Share Bonus agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. Performance Share Bonuses shall be paid by the Company in shares of the Common Stock of the Company. The terms and conditions of Performance Share Bonus agreements may change from time to time, and the terms and conditions of separate Performance Share Bonus agreements need not be identical, but each Performance Share Bonus agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration.  A Performance Share Bonus may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit.

(ii) Vesting.  Vesting shall be based on the achievement of certain performance criteria, whether financial, transactional or otherwise, as determined by the Board. Vesting shall be subject to the Performance Share Bonus agreement. Upon failure to meet performance criteria, shares of Common Stock awarded under the Performance Share Bonus agreement shall be subject to a share reacquisition right in favor of the Company in accordance with a vesting schedule to be determined by the Board.

(iii) Termination of Participant’s Continuous Service.  In the event a Participant’s Continuous Service terminates, the Company shall reacquire any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the Performance Share Bonus agreement.

(iv) Transferability.  Rights to acquire shares of Common Stock under the Performance Share Bonus agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Performance Share Bonus agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the Performance Share Bonus agreement remains subject to the terms of the Performance Share Bonus agreement.

(v) Discretionary Adjustments and Limits.  Subject to the limits imposed under Section 162(m) of the Code for Stock Awards that are intended to qualify as “performance-based compensation,” notwithstanding the satisfaction of any performance goals, the number of shares of Common Stock granted, issued, retainable and/or vested under a Performance Share Bonus may, to the extent specified in the Stock Award Agreement, be reduced, but not increased, by the Committee on the basis of such further considerations as the Committee shall determine.

8.7.  Performance Share Units.  The following terms and conditions shall govern the grant and redeemability of Performance Share Units:

A Performance Share Unit is the right to receive the value of one (1) share of the Company’s Common Stock at the time the Performance Share Unit vests. Participants may elect to defer receipt of the value of shares of Common Stock otherwise deliverable upon the vesting of an award of performance shares. An election to defer such delivery shall be irrevocable and shall be made in writing on a form acceptable to the Company. The election form shall be filed prior to the vesting date of such performance shares in a manner determined by the Board. When the Participant vests in such performance shares, the Participant will be credited with a number of Performance Share Units equal to the number of shares of Common Stock for which delivery is deferred. Performance Share Units may be paid by the Company by delivery of shares of Common Stock, in cash, or a combination thereof, as the Board shall in its sole discretion deem appropriate, in accordance with the timing and manner of payment elected by the Participant on his or her election form, or if no deferral election is made, as soon as administratively practicable following the vesting of the Performance Share Unit.

Each Performance Share Unit agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Performance Share Unit agreements may change from time to time, and the terms and conditions of separate Performance Share Unit agreements need not be identical, but each Performance Share Unit agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration.  A Performance Share Unit may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit. The Board shall have the discretion to provide that the Participant pay for such Performance Share Units with cash or other consideration permissible by law.

(ii) Vesting.  Vesting shall be based on the achievement of certain performance criteria, whether financial, transactional or otherwise, as determined by the Board. Vesting shall be subject to the Performance Share Unit agreement. Upon failure to meet performance criteria, shares of Common Stock awarded under the Performance Share Unit agreement shall be subject to a share reacquisition right in favor of the Company in accordance with a vesting schedule to be determined by the Board.

(iii) Termination of Participant’s Continuous Service.  In the event a Participant’s Continuous Service terminates, the Company shall reacquire any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the Performance Share Unit agreement.

(iv) Transferability.  Rights to acquire the value of shares of Common Stock under the Performance Share Unit agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Performance Share Unit agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the Performance Share Unit agreement remains subject to the terms of the Performance Share Unit agreement.

(v) Discretionary Adjustments and Limits.  Subject to the limits imposed under Section 162(m) of the Code for Stock Awards that are intended to qualify as “performance-based compensation,” notwithstanding the satisfaction of any performance goals, the number of shares of Common Stock granted, issued, retainable and/or vested under a Performance Share Unit may, to the extent specified in the Stock Award Agreement, be reduced, but not increased, by the Committee on the basis of such further considerations as the Committee shall determine.

IX.  COVENANTS OF THE COMPANY.

9.1.  Availability of Shares.  During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

9.2.  Securities Law Compliance.  The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise, redemption or satisfaction of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock related to such Stock Awards unless and until such authority is obtained.

X.  QUALIFYING PERFORMANCE-BASED COMPENSATION

10.1.  General.  The Committee may establish performance criteria and the level of achievement versus such criteria that shall determine the number of shares of Common Stock to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to a Stock Award (including a, Restricted Stock

Bonus, Restricted Stock Purchase Right, Restricted Stock Unit, Performance Share Bonus or Performance Share Unit award), which criteria may be based on Qualifying Performance Criteria or other standards of financial performance and/or personal performance evaluations. In addition, the Committee may specify that a Stock Award or a portion of a Stock Award is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code, provided that the performance criteria for such Award or portion of a Stock Award that is intended by the Committee to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be a measure based on one or more Qualifying Performance Criteria selected by the Committee and specified at the time the Award is granted, or within the time prescribed by Section 162(m) and shall otherwise be in compliance with Section 162(m). The Committee shall certify the extent to which any Qualifying Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment, settlement or vesting of any Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Notwithstanding satisfaction of any performance goals, the number of shares of Common Stock issued under or the amount paid under an award may, to the extent specified in the Stock Award Agreement, be reduced, but not increased, by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

10.2.  Adjustments.  To the extent consistent with Section 162(m) of the Code, the Committee (a) shall appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to eliminate the effects of charges for restructurings, discontinued operations, extraordinary items and all items of gain, loss or expense determined to be extraordinary or unusual in nature or related to the disposal of a segment of a business or related to a change in accounting principle all as determined in accordance with standards established by opinion No. 30 of the Accounting Principles Board (APA Opinion No. 30) or other applicable or successor accounting provisions, as well as the cumulative effect of accounting changes, in each case as determined in accordance with generally accepted accounting principles or identified in the Company’s financial statements or notes to the financial statements, and (b) may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation, claims, judgments or settlements, (iii) the effect of changes in tax law or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) accruals of any amounts for payment under this Plan or any other compensation arrangement maintained by the Company.

XI.  USE OF PROCEEDS FROM STOCK.

Proceeds from the sale of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

XII.  CANCELLATION AND RE-GRANT OF OPTIONS.

12.1.  The Board shall have the authority to effect, at any time and from time to time, (i) the repricing of any outstanding Options under the Plan and/or (ii) with the consent of the affected Optionholders, the cancellation of any outstanding Options under the Plan and the grant in substitution therefor of new Options under the Plan covering the same or different number of shares of Common Stock, but having an exercise price per share not less than eighty-five percent (85%) of the Fair Market Value (one hundred percent (100%) of Fair Market Value in the case of an Incentive Stock Option or, in the case of a Ten Percent Shareholder (as described in Section 5.2 of the Plan), not less than one hundred ten percent (110%) of the Fair Market Value) per share of Common Stock on the new grant date. Notwithstanding the foregoing, the Board may grant an Option with an exercise price lower than that set forth above if such Option is granted as part of a transaction to which section 424(a) of the Code applies. Prior to the implementation of any such repricing or cancellation of one or more outstanding Options, the Board shall obtain the approval of the shareholders of the Company to the extent required by any New York Stock Exchange, Nasdaq or other securities exchange listing requirements, or applicable law.

12.2.  Shares subject to an Option canceled under this Section 12 shall continue to be counted against the maximum award of Options permitted to be granted pursuant to Section 5.3 of the Plan. The repricing of an Option under this Section 12, resulting in a reduction of the exercise price, shall be deemed to be a cancellation of the original Option and the grant of a substitute Option; in the event of such repricing, both the original and the substituted Options shall be counted against the maximum awards of Options permitted to be granted pursuant to Section 5.3 of the Plan. The provisions of this Section 12.2 shall be applicable only to the extent required by Section 162(m) of the Code.

XIII.  MISCELLANEOUS.

13.1.  Acceleration of Exercisability and Vesting.  The Board (or Committee, if so authorized by the Board) shall have the power to accelerate exercisability and/or vesting when it deems fit, such as upon a Change of Control. The Board or Committee shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

13.2.  Shareholder Rights.  No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to a Stock Award except to the extent that the Company has issued the shares of Common Stock relating to such Stock Award.

13.3.  No Employment or other Service Rights.  Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company, and any applicable provisions of the corporate law of the state or other jurisdiction in which the Company is domiciled, as the case may be.

13.4.  Incentive Stock Option $100,000 Limitation.  To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

13.5.  Investment Assurances.  The Company may require a Participant, as a condition of exercising or redeeming a Stock Award or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of acquiring the Common Stock; (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock; and (iii) to give such other written assurances as the Company may determine are reasonable in order to comply with applicable law. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the shares of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws, and in either case otherwise complies with applicable law. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable laws, including, but not limited to, legends restricting the transfer of the Common Stock.

13.6.  Withholding Obligations.  To the extent provided by the terms of a Stock Award Agreement, the Participant may satisfy any federal, state, local, or foreign tax withholding obligation relating to the exercise or redemption of a Stock Award or the acquisition, vesting, distribution or transfer of Common Stock under a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the

Participant, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (iii) delivering to the Company owned and unencumbered shares of Common Stock.

XIV.  ADJUSTMENTS UPON CHANGES IN STOCK.

14.1.  Capitalization Adjustments.  If any change is made in the Common Stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, spinoff, dividend in property other than cash, stock split, liquidating dividend, extraordinary dividends or distributions, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan may be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan or to grants of Full-Value Stock Awards pursuant to Section 4.1 above, the maximum number of securities subject to award to any person pursuant to Sections 5.3 or 5.4 above, and the number of securities subject to the option grants to Eligible Directors under Section 7 of the Plan, and the outstanding Stock Awards may be appropriately adjusted in the class(es) and number of securities and price per share of the securities subject to such outstanding Stock Awards. The Board may make such adjustments in its sole discretion, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.)

14.2.  Adjustments Upon a Change of Control.

(i) In the event of a Change of Control as defined in 2.4(i) through 2.4(iv), such as an asset sale, merger, or change in ownership of voting power, then any surviving entity or acquiring entity shall assume or continue any Stock Awards outstanding under the Plan or shall substitute similar stock awards (including an award to acquire substantially the same consideration paid to the shareholders in the transaction by which the Change of Control occurs) for those outstanding under the Plan. In the event any surviving entity or acquiring entity refuses to assume or continue such Stock Awards or to substitute similar stock awards for those outstanding under the Plan, then with respect to Stock Awards held by Participants whose Continuous Service has not terminated, the Board in its sole discretion and without liability to any person may (1) provide for the payment of a cash amount in exchange for the cancellation of a Stock Award equal to the product of (x) the excess, if any, of the Fair Market Value per share of Common Stock at such time over the exercise or redemption price, if any, times (y) the total number of shares then subject to such Stock Award, (2) continue the Stock Awards, or (3) notify Participants holding an Option, Stock Appreciation Right, or Phantom Stock Unit that they must exercise or redeem any portion of such Stock Award (including, at the discretion of the Board, any unvested portion of such Stock Award) at or prior to the closing of the transaction by which the Change of Control occurs and that the Stock Awards shall terminate if not so exercised or redeemed at or prior to the closing of the transaction by which the Change of Control occurs. With respect to any other Stock Awards outstanding under the Plan, such Stock Awards shall terminate if not exercised or redeemed prior to the closing of the transaction by which the Change of Control occurs. The Board shall not be obligated to treat all Stock Awards, even those that are of the same type, in the same manner.

(ii) In the event of a Change of Control as defined in 2.4(v), such as a dissolution of the Company, all outstanding Stock Awards shall terminate immediately prior to such event.

XV.  AMENDMENT OF THE PLAN AND STOCK AWARDS.

15.1.  Amendment of Plan.  The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 14 of the Plan relating to adjustments upon changes in Common Stock, no amendment shall be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary to satisfy the requirements of Section 422 of the Code, any New York Stock Exchange, Nasdaq or other securities exchange listing requirements, or other applicable law or regulation.

15.2.  Shareholder Approval.  The Board may, in its sole discretion, submit any other amendment to the Plan for shareholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

15.3.  Contemplated Amendments.  It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

15.4.  No Material Impairment of Rights.  Rights under any Stock Award granted before amendment of the Plan shall not be materially impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

15.5.  Amendment of Stock Awards.  The Board at any time, and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that the rights under any Stock Award shall not be materially impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

XVI.  TERMINATION OR SUSPENSION OF THE PLAN.

16.1.  Plan Term.  The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is approved by the shareholders of the Company. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

16.2.  No Material Impairment of Rights.  Suspension or termination of the Plan shall not materially impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the Participant.

XVII.  EFFECTIVE DATE OF PLAN.

The Plan shall become effective on the date that it is approved by the shareholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board. No Stock Awards may be granted under the Plan prior to the time that the shareholders have approved the Plan. The approval or disapproval of the Plan by the shareholders of the Company shall have no effect on any other equity compensation plan, program or arrangement sponsored by the Company or any of its Affiliates.

XVIII.  CHOICE OF LAW.

The law of the State of California shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.

. NNNNNNNNNNNN NNNNNNNNNNNNNNN C123456789 000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext MR A SAMPLE DESIGNATION (IF ANY) 000000000.000000 ext 000000000.000000 ext ADD 1 Electronic Voting Instructions ADD 2 ADD 3 You can vote by Internet or telephone! ADD 4 Available 24 hours a day, 7 days a week! ADD 5 Instead of mailing your proxy, you may choose one of the two voting ADD 6 methods outlined below to vote your proxy. NNNNNNNNN VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on October 25, 2007. Vote by Internet • Log on to the Internet and go to www.investorvote.com • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call. Using a black ink pen, mark your votes with an X as shown in X • Follow the instructions provided by the recorded message. this example. Please do not write outside the designated areas. Annual Meeting Proxy Card 123456 C0123456789 12345 3 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 A Proposals — THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3. 1. Proposal to elect the following nominees to serve as directors of Seagate Technology until the 2008 Annual General Meeting and until their successors are elected. + For Against Abstain For Against Abstain For Against Abstain 01 — Frank J. Biondi, Jr. 02 — William W. Bradley 03 — James A. Davidson 04 — Donald E. Kiernan 05 - Stephen J. Luczo 06 — David F. Marquardt 07 — Lydia M. Marshall 08 — C.S. Park 09 — Gregorio Reyes 10 — John W. Thompson 11 — William D. Watkins For Against Abstain For Against Abstain 2. Proposal to approve amendments to Seagate Technology’s 3. Proposal to ratify the appointment of Ernst & Young LLP to 2004 Stock Compensation Plan. serve as independent registered accounting firm of Seagate Technology for the fiscal year ending June 27, 2008. B Non-Voting Items Change of Address — Please print new address below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Sign exactly as your name appears hereon. (If shares are held in joint names, both should sign. If signing as Attorney, Executor, Administrator, Trustee or Guardian, please give your title as such. If the signer is a corporation, please sign in the full corporate name by duly authorized officer. If a partnership, a partner should sign in partnership name.) Please sign, date and return promptly. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND NNNNNNN1 U P X 0 1 4 7 1 5 1 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + <STOCK#> 00S3XD

3 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 Proxy — Seagate Technology THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SEAGATE TECHNOLOGY 2007 ANNUAL GENERAL MEETING OF SHAREHOLDERS The undersigned, whose signature appears on the reverse, hereby appoints Donald E. Kiernan, Stephen J. Luczo and William D. Watkins as proxies, each with full powers of substitution, and hereby authorizes each of them to represent and to vote, as designated on the reverse side hereof, all common shares of Seagate Technology held of record by the undersigned on August 31, 2007 at the 2007 Annual General Meeting of shareholders of Seagate Technology to be held on Thursday, October 25, 2007 at 10:00 a.m. Pacific Daylight Time, at the Hilton Santa Cruz / Scotts Valley, 6001 La Madrona Drive, Santa Cruz, California 95060 and at any postponement or adjournment thereof. The undersigned hereby further authorizes such proxies to vote in their discretion upon such other matters as may properly come before such Annual General Meeting and at any adjournment or postponement thereof. In the event of a vote on a show of hands on any proposal or other matter properly coming before the 2007 Annual General Meeting, Stephen J. Luczo shall be entitled to vote the undersigned’s shares, as designated on the reverse side hereof. In their discretion, the proxies are authorized to vote upon such other matters of which Seagate Technology did not have notice on or before August 22, 2007 as may properly come before the 2007 Annual General Meeting and any adjournment or postponement thereof (including the appointment of a person to serve as director if any of the above nominees are unable to serve). THIS PROXY, WHEN PROPERLY EXECUTED AND DELIVERED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF THIS PROXY IS DULY EXECUTED AND RETURNED, BUT NO VOTING DIRECTIONS ARE GIVEN HEREIN, THEN THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR NAMED IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3, AND IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE 2007 ANNUAL GENERAL MEETING. Please mark, sign, date and return this proxy card in the enclosed reply envelope. In order for your proxy to be voted, your proxy must be received by mail no later than 5:00 p.m., Pacific Daylight Time, on October 24, 2007. The signer(s) hereby acknowledge(s) receipt of the Notice of the 2007 Annual General Meeting of Shareholders and accompanying proxy statement. THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. (Continued and to be signed and dated on the reverse side)